Exhibit 4.1


                                                                 EXECUTION COPY




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                  Kansas City Southern de Mexico, S.A. de C.V.,



                                    as Issuer

                                       and

                         U.S. Bank National Association,

                                   as Trustee

                                       and

                                 as Paying Agent

                               ------------------

                                    Indenture

                            Dated as of May 16, 2007

                               ------------------

                          7 3/8% Senior Notes due 2014






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


                              CROSS-REFERENCE TABLE


TIA Sections                                    Indenture Sections

ss. 310(a)(1)............................       7.10
       (a)(2)............................       7.10
       (b)...............................       7.03; 7.08
ss. 311..................................       7.03
ss. 313(a)...............................       7.06
       (c)...............................       7.05; 7.06
ss. 314(a)...............................       4.18; 13.02
       (a)(4)............................       1.01 "Officers' Certificate"
       (c)(1)............................       13.03
       (c)(2)............................       13.03
       (e)...............................       1.01 "Officers' Certificate,"
                                                     "Opinion of Counsel"
ss. 315(a)-(d)...........................       7.02
ss. 316(a)...............................       6.06
       (b)...............................       6.07
ss. 317(a)(1)............................       6.08
       (a)(2)............................       6.09
ss. 318(a)...............................       13.01
       (c)...............................       13.01















Note: The Cross-Reference Table shall not for any purpose be deemed to be a part of the Indenture.

                                TABLE OF CONTENTS

                                                                           Page


                                   ARTICLE ONE
                   DEFINITIONS AND INCORPORATION BY REFERENCE


SECTION 1.01       Definitions...............................................1
                   -----------
SECTION 1.02       Incorporation by Reference of Trust Indenture Act........20
                   -------------------------------------------------
SECTION 1.03       Rules of Construction....................................21
                   ---------------------


                                   ARTICLE TWO
                                    THE NOTES

SECTION 2.01       Form and Dating..........................................21
                   ---------------
SECTION 2.02       Restrictive Legends......................................22
                   -------------------
SECTION 2.03       Execution, Authentication and Denominations..............24
                   -------------------------------------------
SECTION 2.04       Registrar and Paying Agent...............................25
                   --------------------------
SECTION 2.05       Paying Agent to Hold Money in Trust......................26
                   -----------------------------------
SECTION 2.06       Transfer and Exchange....................................26
                   ---------------------
SECTION 2.07       Book-Entry Provisions for Global Notes...................27
                   --------------------------------------
SECTION 2.08       Special Transfer Provisions..............................29
                   ---------------------------
SECTION 2.09       Replacement Notes........................................31
                   -----------------
SECTION 2.10       Outstanding Notes........................................32
                   -----------------
SECTION 2.11       Temporary Notes..........................................32
                   ---------------
SECTION 2.12       Cancellation.............................................33
                   ------------
SECTION 2.13       CUSIP Numbers............................................33
                   -------------
SECTION 2.14       Defaulted Interest.......................................33
                   ------------------
SECTION 2.15       Issuance of Additional Notes.............................33
                   ----------------------------


                                  ARTICLE THREE
                                   REDEMPTION

SECTION 3.01       Optional Redemption......................................33
                   -------------------
SECTION 3.02       Redemption for Changes in Withholding Taxes..............34
                   -------------------------------------------
SECTION 3.03       Notices to Trustee.......................................34
                   ------------------
SECTION 3.04       Selection of Notes to Be Redeemed........................35
                   ---------------------------------
SECTION 3.05       Add On Notes.............................................35
                   ------------
SECTION 3.06       Notice of Redemption.....................................35
                   --------------------
SECTION 3.07       Effect of Notice of Redemption...........................36
                   ------------------------------
SECTION 3.08       Deposit of Redemption Price..............................36
                   ---------------------------
SECTION 3.09       Payment of Notes Called for Redemption...................37
                   --------------------------------------
SECTION 3.10       Notes Redeemed in Part...................................37
                   ----------------------


                                  ARTICLE FOUR
                                    COVENANTS

SECTION 4.01       Payment of Notes.........................................37
                   ----------------
SECTION 4.02       Maintenance of Office or Agency..........................37
                   -------------------------------

SECTION 4.03       Limitation on Indebtedness...............................38
                   --------------------------
SECTION 4.04       Limitation on Restricted Payments........................40
                   ---------------------------------
SECTION 4.05       Limitation on Dividend and Other Payment Restrictions
                   -----------------------------------------------------
                   Affecting Restricted Subsidiaries........................44
                   ---------------------------------
SECTION 4.06       Limitation on the Issuance and Sale of Capital Stock
                   ----------------------------------------------------
                   of Restricted Subsidiaries...............................44
                   --------------------------
SECTION 4.07       Limitation on Issuances of Guarantees by Restricted
                   ---------------------------------------------------
                   Subsidiaries.............................................45
                   ------------
SECTION 4.08       Limitation on Transactions with Stockholders and
                   ------------------------------------------------
                   Affiliates...............................................45
                   ----------
SECTION 4.09       Limitation on Liens......................................46
                   -------------------
SECTION 4.10       Limitation on Sale-Leaseback Transactions................47
                   -----------------------------------------
SECTION 4.11       Limitation on Asset Sales................................47
                   -------------------------
SECTION 4.12       Repurchase of Notes upon a Change of Control.............48
                   --------------------------------------------
SECTION 4.13       Existence................................................48
                   ---------
SECTION 4.14       Payment of Taxes and Other Claims........................48
                   ---------------------------------
SECTION 4.15       Maintenance of Properties and Insurance..................49
                   ---------------------------------------
SECTION 4.16       Notice of Defaults.......................................49
                   ------------------
SECTION 4.17       Compliance Certificates..................................49
                   -----------------------
SECTION 4.18       Commission Reports and Reports to Holders................50
                   -----------------------------------------
SECTION 4.19       Waiver of Stay, Extension or Usury Laws..................51
                   ---------------------------------------
SECTION 4.20       Additional Amounts.......................................51
                   ------------------
SECTION 4.21       Comision Nacional Bancaria y de Valores..................54
                   ---------------------------------------
SECTION 4.22       Covenant Termination.....................................54
                   --------------------


                                  ARTICLE FIVE
                              SUCCESSOR CORPORATION

SECTION 5.01       When Company May Merge, Etc..............................54
                   ---------------------------
SECTION 5.02       Successor Substituted....................................55
                   ---------------------

                                   ARTICLE SIX
                              DEFAULT AND REMEDIES

SECTION 6.01       Events of Default........................................55
                   -----------------
SECTION 6.02       Acceleration.............................................57
                   ------------
SECTION 6.03       Other Remedies...........................................57
                   --------------
SECTION 6.04       Waiver of Past Defaults..................................57
                   -----------------------
SECTION 6.05       Control by Majority......................................58
                   -------------------
SECTION 6.06       Limitation on Suits......................................58
                   -------------------
SECTION 6.07       Rights of Holders to Receive Payment.....................58
                   ------------------------------------
SECTION 6.08       Collection Suit by Trustee...............................58
                   --------------------------
SECTION 6.09       Trustee May File Proofs of Claim.........................59
                   --------------------------------
SECTION 6.10       Priorities...............................................59
                   ----------
SECTION 6.11       Undertaking for Costs....................................59
                   ---------------------
SECTION 6.12       Restoration of Rights and Remedies.......................60
                   ----------------------------------
SECTION 6.13       Rights and Remedies Cumulative...........................60
                   ------------------------------
SECTION 6.14       Delay or Omission Not Waiver.............................60
                   ----------------------------

                                  ARTICLE SEVEN
                                     TRUSTEE

SECTION 7.01       General..................................................60
                   -------
SECTION 7.02       Certain Rights of Trustee................................61
                   -------------------------
SECTION 7.03       Individual Rights of Trustee.............................62
                   ----------------------------
SECTION 7.04       Trustee's Disclaimer.....................................62
                   --------------------
SECTION 7.05       Notice of Default........................................62
                   -----------------
SECTION 7.06       Reports by Trustee to Holders............................62
                   -----------------------------
SECTION 7.07       Compensation and Indemnity...............................62
                   --------------------------
SECTION 7.08       Replacement of Trustee...................................63
                   ----------------------
SECTION 7.09       Successor Trustee by Merger, Etc.........................64
                   --------------------------------
SECTION 7.10       Eligibility..............................................64
                   -----------
SECTION 7.11       Money Held in Trust......................................64
                   -------------------
SECTION 7.12       Withholding Taxes........................................65
                   -----------------
SECTION 7.13       Appointment of Co-Trustee................................65
                   -------------------------


                                  ARTICLE EIGHT
                       DISCHARGE OF INDENTURE, DEFEASANCE

SECTION 8.01       Termination of Company's Obligations.....................66
                   ------------------------------------
SECTION 8.02       Defeasance and Discharge of Indenture....................67
                   -------------------------------------
SECTION 8.03       Defeasance of Certain Obligations........................68
                   ---------------------------------
SECTION 8.04       Application of Trust Money...............................70
                   --------------------------
SECTION 8.05       Repayment to Company.....................................70
                   --------------------
SECTION 8.06       Reinstatement............................................70
                   -------------

                                  ARTICLE NINE
                        ENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.01       Without Consent of Holders...............................71
                   --------------------------
SECTION 9.02       With Consent of Holders..................................71
                   -----------------------
SECTION 9.03       Revocation and Effect of Consent.........................72
                   --------------------------------
SECTION 9.04       Notation on or Exchange of Notes.........................73
                   --------------------------------
SECTION 9.05       Trustee to Sign Amendments, Etc..........................73
                   -------------------------------
SECTION 9.06       Conformity with Trust Indenture Act......................73
                   -----------------------------------

                                   ARTICLE TEN
                             [INTENTIONALLY OMITTED]


                                 ARTICLE ELEVEN
                             [INTENTIONALLY OMITTED]


                                 ARTICLE TWELVE
                             [INTENTIONALLY OMITTED]


                                ARTICLE THIRTEEN
                                  MISCELLANEOUS

SECTION 13.01      Trust Indenture Act of 1939..............................73
                   ---------------------------
SECTION 13.02      Notices..................................................73
                   -------
SECTION 13.03      Certificate and Opinion as to Conditions Precedent.......75
                   --------------------------------------------------
SECTION 13.04      Statements Required in Certificate or Opinion............75
                   ---------------------------------------------
SECTION 13.05      Meetings of Noteholders..................................75
                   -----------------------
SECTION 13.06      Rules by Trustee, Paying Agent or Registrar..............75
                   -------------------------------------------
SECTION 13.07      Payment Date Other Than a Business Day...................76
                   --------------------------------------
SECTION 13.08      Governing Law; Submission to Jurisdiction; Agent for
                   ----------------------------------------------------
                   Service..................................................76
                   -------
SECTION 13.09      Currency Indemnity.......................................76
                   ------------------
SECTION 13.10      No Adverse Interpretation of Other Agreements............77
                   ---------------------------------------------
SECTION 13.11      No Recourse Against Others...............................77
                   --------------------------
SECTION 13.12      Successors...............................................77
                   ----------
SECTION 13.13      Duplicate Originals......................................77
                   -------------------
SECTION 13.14      Separability.............................................77
                   ------------
SECTION 13.15      Table of Contents, Headings, Etc.........................77
                   --------------------------------
SECTION 13.16      Waiver of Immunity.......................................77
                   ------------------

     INDENTURE, dated as of May 16, 2007, between Kansas City Southern de Mexico, S.A. de C.V., a variable capital company (sociedad anonima de capital variable) organized under the laws of Mexico, as Issuer (the "Company") and U.S. Bank National Association, as Trustee (in such capacity, the "Trustee"), and as Paying Agent (in such capacity, the "Paying Agent").

                             RECITALS OF THE COMPANY

     The  Company  has  duly  authorized  the  execution  and  delivery  of this
Indenture to provide for the issuance of the Company's 7 3/8% Senior Notes due 2014 (the "Notes") issuable as provided in this Indenture of which U.S.$165,000,000 in aggregate principal amount will be initially issued on the Closing Date. Subject to the conditions set forth in the Indenture and without the consent of the Holders, the Company may issue Add On Notes as provided for herein. Pursuant to the Registration Rights Agreement (as defined herein), the Notes may become freely transferable upon the consummation of an exchange offer for the Notes or upon the effectiveness of a shelf registration statement with respect to the Notes. All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done, and the Company has done all things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee hereunder and duly issued by the Company, the valid and legally binding obligations of the Company as hereinafter provided.

     This Indenture will be subject to, and shall be governed by, the provisions of the Trust Indenture Act of 1939, as amended, that are required to be a part of and to govern indentures qualified under the Trust Indenture Act of 1939, as amended.

                      AND THIS INDENTURE FURTHER WITNESSETH

     For and in consideration of the premises and the purchase of the Notes by the Holders (as defined herein) thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders, as follows.

                                  ARTICLE ONE
                   DEFINITIONS AND INCORPORATION BY REFERENCE

     SECTION 1.01 Definitions.

     "Acquired Indebtedness" means Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary or assumed in connection with an Asset Acquisition by the Company or a Restricted Subsidiary and not Incurred in connection with, or in anticipation of, such Person becoming a Restricted Subsidiary or such Asset Acquisition; provided that Indebtedness of such Person which is redeemed, defeased, retired or otherwise repaid at the time of or immediately upon consummation of the transactions by which such Person becomes a Restricted Subsidiary or such Asset Acquisition shall not be Acquired Indebtedness.

     "Additional Amounts" has the meaning set forth in Section 4.20.

     "Add On Note Board Resolutions" means resolutions duly adopted by the Board of Directors of the Company and delivered to the Trustee in an Officers' Certificate providing for the issuance of Add On Notes.

     "Add On Note Supplemental Indenture" means a supplement to this Indenture duly executed and delivered by the Company and the Trustee pursuant to Article 9 providing for the issuance of Add On Notes.

     "Add On Notes" means the Company's notes originally issued after the Closing Date pursuant to Section 3.05, including any replacement notes and any Exchange Notes as specified in the relevant Add On Note Board Resolutions or Add On Note Supplemental Indenture issued therefor in accordance with this Indenture.

     "Adjusted Consolidated Net Income" means, for any period, the aggregate net income (or loss) of the Company and its Restricted Subsidiaries for such period determined in conformity with GAAP; provided that the following items shall be excluded in computing Adjusted Consolidated Net Income (without duplication):
(i) the net income (or loss) of any Person (other than net income attributable to a Restricted Subsidiary) in which any Person (other than the Company or any of its Restricted Subsidiaries) has a joint interest and the net income of any Unrestricted Subsidiary, except to the extent of the amount of dividends or other distributions actually paid to the Company or any of its Restricted Subsidiaries by such other Person or such Unrestricted Subsidiary during such period; (ii) solely for the purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (C) of the first paragraph of
Section 4.04 (and in such case, except to the extent includible pursuant to clause (i) above), the net income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with the Company or any of its Restricted Subsidiaries or all or substantially all of the property and assets of such Person are acquired by the Company or any of its Restricted Subsidiaries; (iii) the net income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary; (iv) any gains or losses (on an after-tax basis) attributable to Asset Sales; (v) except for purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (C) of the first paragraph of Section 4.04, any amount paid or accrued as dividends on Preferred Stock of the Company, or Preferred Stock of any of its Restricted Subsidiaries owned by Persons other than the Company and any of its Restricted Subsidiaries; and (vi) all extraordinary gains and extraordinary losses.

     "Adjusted Consolidated Net Tangible Assets" means the total amount of assets of the Company and its Restricted Subsidiaries (less applicable depreciation, amortization and other valuation reserves), except to the extent resulting from write-ups of capital assets following the Closing Date (but including write-ups in connection with accounting for acquisitions in conformity with GAAP), after deducting therefrom (i) all current liabilities of the Company and those of its Restricted Subsidiaries (excluding intercompany items) and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the most recent quarterly or annual consolidated balance sheet of the Company and that of its Restricted Subsidiaries, prepared in conformity with GAAP and filed with the Commission or provided to the Trustee pursuant to Section 4.18.

     "Affiliate" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

     "Agent"  means  any  Registrar,   Paying  Agent,  authenticating  agent  or
co-Registrar.

     "Agent Members" has the meaning provided in Section 2.07(a).

     "Asset Acquisition" means (i) an investment by the Company or any of its Restricted Subsidiaries in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Company or shall be merged into or consolidated with the Company or any of its Restricted Subsidiaries; provided that such Person's primary business is related, ancillary or complementary to the businesses of the Company and those of its Restricted Subsidiaries on the date of such investment or (ii) an acquisition by the Company or any of its Restricted Subsidiaries of the property and assets of any Person other than any of its Restricted Subsidiaries that constitute substantially all of a division or line of business of such Person; provided that the property and assets acquired are related, ancillary or complementary to the businesses of the Company and those of its Restricted Subsidiaries on the date of such acquisition.

     "Asset Disposition" means the sale or other disposition by the Company or any of its Restricted Subsidiaries (other than to the Company or a Restricted Subsidiary) of (i) all or substantially all of the Capital Stock of any of the Restricted Subsidiaries of the Company or (ii) all or substantially all of the assets that constitute a division or line of business of the Company or any of its Restricted Subsidiaries.

     "Asset Sale" means any sale, transfer or other disposition (including by way of merger, consolidation or sale-leaseback transaction) in one transaction or a series of related transactions by the Company or any of its Restricted
Subsidiaries  to any  Person  other than the  Company  or any of its  Restricted
Subsidiaries of (i) all or any of the Capital Stock of any Restricted Subsidiary, (ii) all or substantially all of the property and assets of an operating unit or business of the Company or any of its Restricted Subsidiaries or (iii) any other property and assets of the Company or any of its Restricted Subsidiaries (other than the Capital Stock, property or assets of an Unrestricted Subsidiary) outside the ordinary course of business of the Company or such Restricted Subsidiary, and, in each case, that is not governed by the provisions of the Indenture applicable to mergers, consolidations and sales of all or substantially all of the assets of the Company; provided that "Asset Sale" shall not include (a) sales or other dispositions of inventory, receivables and other current assets, (b) sales or other dispositions of assets for consideration at least equal to the Fair Market Value of the assets sold or disposed of, provided that the consideration received would satisfy clause
(ii)(A)(2) of the first  paragraph of

Section 4.11, (c) swaps of locomotives or rolling stock with any Affiliate in cases where the Fair Market Value of the locomotives or rolling stock received is at least equal to the Fair Market Value of the locomotives or rolling stock transferred, or (d) any sale, transfer or other disposition of property to a Person who leases such property back to the Company or any of its Restricted Subsidiaries within 180 days following the date of the acquisition of such property by the Company or any of its Restricted Subsidiaries.

     "Attributable Debt" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

     "Average Life" means, at any date of determination with respect to any debt security, the quotient obtained by dividing (i) the sum of the products of (a) the number of years from such date of determination to the dates of each successive scheduled principal payment of such debt security and (b) the amount of such principal payment by (ii) the sum of all such principal payments.

     "Board of Directors" means the Board of Directors of the Company or the Executive Committee thereof, if duly authorized to act with respect to this Indenture.

     "Board Resolution" means a copy of a resolution, certified by the Secretary, Pro-Secretary or any Assistant Secretary of the Company, as required by the context to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

     "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in the City of New York, or in the city of the Corporate Trust Office of the Trustee, are authorized by law to close.

     "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether now outstanding or issued after the Closing Date, including, without limitation, all Common Stock and Preferred Stock.

     "Capitalized Lease Obligation" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such lender shall be the capitalized amount of such obligation determined in accordance with GAAP.

     "Change of Control" means such time as (i) KCS ceases to be the ultimate "beneficial owner" (defined in Rule 13d-3 under the Exchange Act and including by reason of any change in the ultimate "beneficial ownership" of the Capital Stock of Grupo KCSM) of Voting Stock representing more than 50% of the total voting power of the total Voting Stock of (A) the total Voting Stock of Grupo KCSM on a fully diluted basis or (B) in the event of a merger, consolidation, sale, transfer or lease solely between Grupo KCSM and the Company in which Grupo KCSM is not the survivor, the total Voting Stock of the Company on a fully diluted basis; or (ii) individuals who on the Closing Date constitute the Board of Directors of the Company or Grupo KCSM (together with any new directors whose election by the Board of Directors or by the Company's stockholders or Grupo KCSM's stockholders, as the case may be, was approved by a vote of at least two-thirds of the members of such Board of Directors then in office who either were members of such Board of Directors on the Closing Date or whose election or nomination for election was previously so approved or who were appointed by KCS) cease for any reason to constitute a majority of the members of such Board of Directors then in office; or (iii) Grupo KCSM does not own all of the outstanding Voting Stock of the Company other than as a result of (A) one or more primary offerings of the Common Stock of the Company having, in the aggregate, voting power equal to or less than 35% of the total voting power of the Voting Stock of the Company or (B) a merger, consolidation, sale, transfer or lease solely between Grupo KCSM and the Company.

     "Change of Control Payment Date" has the meaning set forth in Section 4.12,

     "Closing Date" means the date on which the Notes are originally issued under this Indenture.

     "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the TIA, then the body performing such duties at such time.

     "Common Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or nonvoting) of such Person's equity, other than Disqualified Stock of such Person, whether now outstanding or issued after the Closing Date, including all Common Stock (other than Disqualified Stock). For purposes of this definition, "Common Stock" shall include all shares, interests, participations and equivalents corresponding to common stock (other than Disqualified Stock) under the laws of the jurisdiction in which such Person is organized.

     "Company" means the party named as such in the first paragraph of this Indenture until a successor replaces it pursuant to Article Five of this Indenture and thereafter means the successor.

     "Company Order" means a written request or order signed in the name of the Company by any two Officers.

     "Concession Title" means the right of the Company for a period of 30 years to be the exclusive provider (subject to certain trackage rights) of freight transportation services over the Northeast Rail Lines and for an additional 20 years to be a non-exclusive provider of such services granted by the Mexican government pursuant to the Concession Title, subject in all cases to the terms and conditions of the Concession Title, as in effect on June 23, 1997.

     "Consolidated EBITDA" means, for any period, the sum of the amounts for such period of (i) Adjusted Consolidated Net Income, (ii) consolidated interest expense, to the extent such amount was deducted in calculating Adjusted Consolidated Net Income, (iii) income and asset taxes, to the extent such amounts were deducted in calculating Adjusted Consolidated Net

Income (other than income taxes (either positive or negative) attributable to extraordinary and non-recurring gains or losses or sales of assets), (iv) depreciation expense, to the extent such amount was deducted in calculating Adjusted Consolidated Net Income, (v) amortization expense, to the extent such amounts were deducted in calculating Adjusted Consolidated Net Income, (vi) non-cash expenses related to statutory employee profit-sharing, to the extent such amount was deducted in calculating Adjusted Consolidated Net Income, and
(vii) all other non-cash items reducing Adjusted Consolidated Net Income (other than items that will require cash payments and for which an accrual or reserve is, or is required by GAAP to be, made), all as determined on a consolidated basis for the Company and its Restricted Subsidiaries in conformity with GAAP; provided that, if any Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, Consolidated EBITDA shall be reduced (to the extent not otherwise reduced in accordance with GAAP) by an amount equal to (A) the amount of the Adjusted Consolidated Net Income attributable to such Restricted Subsidiary multiplied by (B) the quotient of (1) the number of shares of outstanding Common Stock of such Restricted Subsidiary not owned on the last day of such period by the Company or any of its Restricted Subsidiaries divided by (2) the total number of shares of outstanding Common Stock of such Restricted Subsidiary on the last day of such period.

     "Consolidated Interest Expense" means, for any period, the aggregate amount of interest in respect of Indebtedness (including amortization of original issue discount on any Indebtedness and the interest portion of any deferred payment obligation, calculated in accordance with GAAP; all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing; the net costs (net of benefits) associated with Interest Rate Agreements; and interest paid (by any Person) with respect to Indebtedness that is Guaranteed or secured by the Company or any of its Restricted Subsidiaries) and all but the principal component of rentals in respect of Capitalized Lease Obligations paid, accrued or scheduled to be paid or to be accrued by the Company and its Restricted Subsidiaries during such period; excluding, however, (i) any amount of such interest of any Restricted Subsidiary if the net income of such Restricted Subsidiary is excluded in the calculation of Adjusted Consolidated Net Income pursuant to clause (iii) of the definition thereof (but only in the same proportion as the net income of such Restricted Subsidiary is excluded from the calculation of Adjusted Consolidated Net Income pursuant to clause (iii) of the definition thereof) and (ii) any premiums, fees and expenses (and any amortization or write-off thereof) payable in connection with the offer of the Existing Securities and the Notes, the Exchange Offer or the Shelf Registration Statement with respect to the Existing Securities and the Notes, all as determined on a consolidated basis (without taking into account Unrestricted Subsidiaries) in conformity with GAAP.

     "Corporate Trust Office" means the office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be principally administered, which office is, at the date of this Indenture, located at Goodwin Square, 225 Asylum Street, Hartford Connecticut 06103 - 1919.

     "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement.

     "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

     "Depositary" means The Depository Trust Company, its nominees, and their respective successors.

     "Disqualified Stock" means any class or series of Capital Stock of any Person that by its terms or otherwise is (i) required to be redeemed prior to the Stated Maturity of the Notes; (ii) redeemable at the option of the holder of such class or series of Capital Stock at any time prior to the Stated Maturity of the Notes; or (iii) convertible into or exchangeable for Capital Stock referred to in clause (i) or (ii) above or Indebtedness having a scheduled maturity prior to the Stated Maturity of the Notes; provided that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an Asset Sale or Change of Control occurring prior to the Stated Maturity of the Notes shall not constitute Disqualified Stock if the Asset Sale or Change of Control provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in Section 4.11 and Section 4.12 and such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to the Company's repurchase of such Notes as are required to be repurchased pursuant to Section 4.11 and Section 4.12.

     "Event of Default" has the meaning set forth in Section 6.01.

     "Excess Proceeds" has the meaning set forth in Section 4.11.

     "Excess Proceeds Payment Date" has the meaning set forth in Section 4.11.

     "Exchange Act" means the United States Securities Exchange Act of 1934, as amended.

     "Exchange Notes" means any securities of the Company containing terms identical to the Notes (except that such Exchange Notes (i) shall be registered under the Securities Act, (ii) will not provide for an increase in the rate of interest (other than with respect to overdue amounts) and (iii) will not contain terms with respect to transfer restrictions) that are issued and exchanged for such Notes pursuant to the Registration Rights Agreement and this Indenture.

     "Exchange Offer" means the exchange offer by the Company of Exchange Notes for the Notes.

     "Existing Indentures" means (i) the indenture dated as of June 16, 1997 among the Company, as issuer, Grupo KCSM, as Guarantor, The Bank of New York, as Trustee and Deutsche Bank Luxembourg S.A., as Paying Agent, (ii) the indenture dated as of June 13, 2002 among the Company, as issuer, The Bank of New York, as Trustee, and Deutsche Bank Luxembourg, S.A., as Paying Agent, (iii) the indenture dated as of April 19, 2005 between the Company, as issuer, and the Bank of Nova Scotia, as Trustee and Paying Agent, and (iv) the

Indenture, dated as of November 21, 2006, between the Company, as issuer, and U.S. Bank National Association, as Trustee and Paying Agent.

     "Existing Securities" means the outstanding 10.25% Senior Notes due 2007 of the Company, the outstanding 12.50% Senior Notes due 2012 of the Company, the outstanding 9.375% Senior Notes due 2012 of the Company, and the outstanding 7.625% Senior Notes due 2013 of the Company.

     "Fair Market Value" means the price that would be paid in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Board of Directors, whose determination shall be conclusive if evidenced by a Board Resolution.

     "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Closing Date, including those set forth in:

          (1) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants;

          (2) the opinions and pronouncements of the Public Company Accounting Oversight Board;

          (3)  statements  and   pronouncements  of  the  Financial   Accounting
     Standards Board;

          (4) such other statements by such other entities as approved by a significant segment of the accounting profession; and

          (5)  the  rules  and  regulations  of  the  Commission  governing  the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the Commission.

All calculations and determinations based on GAAP contained in the Indenture shall be computed in conformity with GAAP.

     "Global Notes" has the meaning provided in Section 2.01.

     "Government Securities" means direct obligations of, obligations fully and unconditionally guaranteed by, or participation in pools consisting solely of (or repurchase transactions relating to) obligations of or obligations fully and unconditionally guaranteed by the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the option of the issuer thereof.

     "Grupo KCSM" means Grupo KCSM, S.A. de C.V., a sociedad anonima de capital variable organized under the laws of Mexico, which merged with the Company on May

8, 2007, and its successors and assigns; provided, however that unless and until such merger is set aside under Mexican law, references to the term "Grupo KCSM" herein shall be disregarded and have no further force and effect.

     "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing (whether pursuant to a guaranty, a fianza, an aval or otherwise) any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm's-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business or obligations arising, in the ordinary course of business, from contracting for interline railroad services. The term "Guarantee" used as a verb has a corresponding meaning.

     "Guaranteed Indebtedness" has the meaning set forth in Section 4.07.

     "Holder" or "Noteholder" means the registered holder of any Note.

     "Incur" means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness, including an "Incurrence" of Acquired Indebtedness; provided that neither the accrual of interest nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness.

     "Indebtedness" means, with respect to any Person at any date of determination (without duplication), (i) all indebtedness of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto, but excluding obligations with respect to letters of credit (including trade letters of credit) securing obligations (other than obligations described in (i) or (ii) above or (v), (vi) or (vii) below) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement), (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except Trade Payables, (v) all obligations of such Person as lessee under Capitalized Lease Obligations (but not operating leases), (vi) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of such Indebtedness shall be the lesser of (A) the Fair Market Value of such asset at such date of determination and (B) the amount of such Indebtedness, (vii) all Indebtedness of other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person and (viii) to the extent not otherwise included in this definition, obligations under Currency Agreements and Interest Rate Agreements. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided (A) that the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the unamortized portion of the original issue discount of such Indebtedness at the time of its issuance as determined in conformity with GAAP, (B) that money borrowed and set aside at the time of the Incurrence of any Indebtedness in order to prefund the payment of interest on such Indebtedness shall be deemed not to be "Indebtedness" and (C) that Indebtedness shall not include any liability for federal, state, local or other taxes of any jurisdiction.

     "Indenture" means this Indenture as originally executed or as it may be amended or supplemented from time to time by one or more indentures supplemental to this Indenture entered into pursuant to the applicable provisions of this Indenture.

     "Institutional Accredited Investor" means an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act.

     "Interest Coverage Ratio" means, on any Transaction Date, the ratio of (i) the aggregate amount of Consolidated EBITDA for the then most recent four fiscal quarters prior to such Transaction Date for which reports have been filed with the Commission or provided to the Trustee pursuant to Section 4.18 (the "Four Quarter Period") to (ii) the aggregate Consolidated Interest Expense during such Four Quarter Period. In making the foregoing calculation, (A) pro forma effect shall be given to any Indebtedness Incurred or repaid during the period (the "Reference Period") commencing on the first day of the Four Quarter Period and ending on the Transaction Date (other than Indebtedness Incurred or repaid under a revolving credit or similar arrangement to the extent of the commitment thereunder (or under any predecessor revolving credit or similar arrangement) in effect on the last day of such Four Quarter Period unless any portion of such Indebtedness is projected, in the reasonable judgment of the senior management of the Company, to remain outstanding for a period in excess of 12 months from the date of the Incurrence thereof), in each case as if such Indebtedness had been Incurred or repaid on the first day of such Reference Period, (B) Consolidated Interest Expense attributable to interest on any Indebtedness computed on a pro forma basis as contemplated by the foregoing clause (A) and bearing a floating interest rate shall be computed as if the rate in effect on the Transaction Date (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months or, if shorter, at least equal to the remaining term of such Indebtedness) had been the applicable rate for the entire period; (C) pro forma effect shall be given to Asset Dispositions and Asset Acquisitions (including giving pro forma effect to the application of proceeds of any Asset Disposition) that occur during such Reference Period as if they had occurred and such proceeds had been applied on the first day of such Reference Period; and (D) pro forma effect shall be given to asset dispositions and asset acquisitions (including giving pro forma effect to the application of proceeds of any asset disposition) that have been made by any Person that has become a Restricted Subsidiary or has been merged with or into the Company or any Restricted Subsidiary during such Reference

Period and that would have constituted Asset Dispositions or Asset Acquisitions had such transactions occurred when such Person was a Restricted Subsidiary as if such asset dispositions or asset acquisitions were Asset Dispositions or Asset Acquisitions that occurred on the first day of such Reference Period; provided that, to the extent that clause (C) or (D) of this sentence requires that pro forma effect be given to an Asset Acquisition or Asset Disposition, such pro forma calculation shall be based upon the four full fiscal quarters immediately preceding the Transaction Date of the Person, or division or line of business of the Person, that is acquired or disposed for which financial information is available.

     "Interest Payment Date" means each semiannual interest payment date on June 1 and December 1 of each year, commencing December 1, 2007.

     "Interest Rate Agreement" means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement, option or future contract or other similar agreement or arrangement.

     "Investment" in any Person means any direct or indirect advance, loan or other extension of credit (including, without limitation, by way of Guarantee or similar arrangement; but excluding advances to customers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable on the balance sheet of the Company or its Restricted Subsidiaries) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by, such Person and shall include (i) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary and (ii) the Fair Market Value of the Capital Stock (or any other Investment), held by the Company or any of its Restricted Subsidiaries, of (or in) any Person that has ceased to be a Restricted Subsidiary, including, without limitation, by reason of any transaction permitted by clause (iii) of Section 4.06; provided that the value of any Investment outstanding at any time shall be deemed to be equal to the amount of such Investment on the date made, less the return of capital to the Company and its Restricted Subsidiaries with respect to such Investment (up to the amount of such Investment on the date made). For purposes of the definition of "Unrestricted Subsidiary" and Section 4.04, (i) "Investment" shall include the Fair Market Value of the assets (net of liabilities (other than liabilities to the Company or any of its Restricted Subsidiaries)) of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary, (ii) the Fair Market Value of the assets (net of liabilities (other than liabilities to the Company or any of its Restricted Subsidiaries)) of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary shall be considered a reduction in outstanding Investments, and (iii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer.

     "Investment Grade Rating" means a rating equal to or higher than Baa3 (or the equivalent) by Moody's or BBB- (or the equivalent) by S&P, as more particularly set forth in the definition of "Rating Agency."

     "KCS"  means  Kansas  City  Southern,  a  Delaware  corporation,   and  its
successors and assigns.

     "KCSM" means Kansas City Southern de Mexico, S.A. de C.V., a sociedad anonima de capital variable organized under the laws of Mexico, and its successors and assigns.

     "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof or any agreement to give any security interest).

     "Mexican Withholding Taxes" has the meaning set forth in Section 4.20.

     "Mexico" means the Estados Unidos Mexicanos (the United Mexican States) and any branch of power, ministry, department, authority or statutory corporation or other entity (including a trust), owned or controlled directly or indirectly by the Estados Unidos Mexicanos or any of the foregoing or created by law as a public entity.

     "Moody's" means Moody's Investors Service, Inc. and its successors.

     "Net Cash Proceeds" means (a) with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of (i) brokerage commissions and other fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale, (ii) provisions for all taxes (whether or not such taxes will actually be paid or are payable) as a result of such Asset Sale without regard to the consolidated results of operations of the Company and its Restricted Subsidiaries, taken as a whole, (iii) payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale that either (A) is secured by a Lien on the property or assets sold or (B) is required to be paid as a result of such sale and (iv) appropriate amounts to be provided by the Company or any Restricted Subsidiary of the Company as a reserve against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with GAAP and
(b) with respect to any issuance or sale of Capital Stock, including, without limitation, a Public Equity Offering, the proceeds of such issuance or sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations are financed or sold with recourse to the Company or any of its Restricted Subsidiaries) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees Incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

     "Non-U.S. Person" means a person who is not a U.S. person, as defined in Regulation S.

     "Northeast Rail Lines" means that portion of the Mexican railroad system that is the subject of the Concession Title.

     "Note Register" has the meaning provided in Section 2.04.

     "Notes" has the meaning specified in the Recitals. For all purposes of this Indenture, the term "Notes" shall include any Exchange Notes to be issued and exchanged for any Notes pursuant to the Registration Rights Agreement and this Indenture and, for purposes of this Indenture, all Notes and related Exchange Notes shall vote together as one series of Notes under this Indenture.

     "Offer to Purchase" means an offer to purchase Notes by the Company from the Holders commenced by mailing a notice to the Trustee and each Holder that, unless otherwise required by applicable law, shall state: (i) the covenant pursuant to which the offer is being made and that all Notes validly tendered will be accepted for payment on a pro rata basis; (ii) the purchase price and the date of purchase (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the "Payment Date");
(iii) that any Note not tendered will continue to accrue interest pursuant to its terms; (iv) that, unless the Company defaults in the payment of the purchase price, any Note accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest on and after the Payment Date; (v) that Holders electing to have a Note purchased pursuant to the Offer to Purchase will be required to surrender the Note, together with the form entitled "Option of the Holder to Elect Purchase" on the reverse side thereof completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Payment Date; (vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Payment Date, a telegram, facsimile transmission or letter setting forth the name of such Holder, the principal amount at maturity of Notes delivered for purchase and a statement that such Holder is withdrawing his election to have such Notes purchased; and (vii) that Holders whose Notes are being purchased only in part will be issued Notes equal in principal amount at maturity to the unpurchased portion thereof surrendered; provided that each Note purchased and each Note issued shall be in a minimum principal amount of U.S.$100,000 or integral multiples of U.S.$1,000 in excess thereof. On the Payment Date, the Company shall (i) accept for payment on a pro rata basis Notes or portions thereof tendered pursuant to an Offer to Purchase; (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so accepted; and (iii) deliver, or cause to be delivered, to the Trustee all Notes or portions thereof so accepted together with an Officers' Certificate specifying the relevant Notes or portions thereof accepted for payment by the Company. The Paying Agent shall promptly mail to the Holders of the Notes so accepted, payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such Holders a Note, equal in principal amount at maturity to any unpurchased portion of the Note surrendered. The Company will publicly announce the results of an Offer to Purchase as soon as practicable after the Payment Date. The Trustee shall act as the Paying Agent for an Offer to Purchase. The Company will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that the Company is required to repurchase the Notes pursuant to an Offer to Purchase.

     "Officer" means, with respect to the Company, (i) the President and Executive Representative, the Chief Operating Officer, or any Vice President,
(ii) the Chief Financial Officer, the Treasurer or any Assistant Treasurer, or the Secretary, Pro-Secretary or any Assistant or Alternate Secretary or any Director or Alternate Director, and (iii) any Person certified by the General Counsel of the Company as being an attorney-in-fact elected by the shareholders of the Company.

     "Officers' Certificate" means a certificate signed by any two Officers of the Company.

     "Offshore Global Notes" has the meaning set forth in Section 2.01.

     "Offshore Physical Notes" has the meaning set forth in Section 2.01.

     "Opinion of Counsel" means a written opinion signed by legal counsel who may be an employee of or counsel to the Company. Each such Opinion of Counsel shall include the statements provided for in TIA Section 314(e).

     "Pari Passu Indebtedness" has the meaning set forth in Section 4.11.

     "Paying Agent" has the meaning provided in Section 2.04, except that, for the purposes of Article Eight, the Paying Agent shall not be the Company or a Subsidiary of the Company or an Affiliate of any of them. The term "Paying Agent" includes any additional Paying Agent.

     "Permitted Investment" means (i) an Investment in the Company or one of its Restricted Subsidiaries or a Person which will, upon the making of such Investment, become a Restricted Subsidiary or be merged or consolidated with or into or transfer or convey all or substantially all of its assets to the Company or a Restricted Subsidiary; provided that such Person's primary business is related, ancillary or complementary to the businesses of the Company and its Restricted Subsidiaries on the date of such Investment; (ii) Temporary Cash Investments; (iii) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP; (iv) stock, obligations or securities received in satisfaction of judgments; and (v) Investments in any Person having an aggregate Fair Market Value (measured on the date such Investment was made and without giving effect to subsequent changes in value), taken together with all other Investments made pursuant to this clause (v) that are at the time outstanding, of up to $25.0 million.

     "Permitted Liens" means (i) Liens for taxes, assessments, governmental charges or claims that are being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made; (ii) statutory and common law Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other similar Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made; (iii) Liens Incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; (iv) Liens Incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligations, bankers' acceptances, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of a similar nature Incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money); (v) easements, rights-of-way, municipal and zoning ordinances and similar charges, encumbrances, title defects or other irregularities that do not materially interfere with the ordinary course of business of the Company or any of its Restricted Subsidiaries; (vi) Liens (including extensions and renewals thereof) upon real or personal property acquired after the Closing Date; provided that (a) such Lien is created solely for the purpose of securing Indebtedness Incurred, in accordance with Section 4.03, to finance the cost (including the cost of improvement, lease or construction) of the item of property or assets subject thereto and such Lien is created prior to, at the time of or within six months after the later of the acquisition, the completion of construction or the commencement of full operation or the lease of such property, (b) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such cost and (c) any such Lien shall not extend to or cover any property or assets other than such item of property or assets and any improvements on such item; (vii) licenses, leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Company and its Restricted Subsidiaries, taken as a whole; (viii) Liens encumbering property or assets under construction arising from progress or partial payments by one of the customers of the Company or its Restricted Subsidiaries relating to such property or assets; (ix) any interest or title of a lessor or licensor in the property subject to any Capitalized Lease Obligation, Sale/Leaseback Transaction, operating lease or license agreement; (x) Liens arising from filing Uniform Commercial Code or similar financing statements regarding leases; (xi) Liens on property of, or on shares of stock or Indebtedness of, any Person existing at the time such Person becomes, or becomes a part of, any Restricted Subsidiary; provided that such Liens do not extend to or cover any property or assets of the Company or any Restricted Subsidiary other than the property or assets acquired; (xii) Liens in favor of the Company or any of its Restricted Subsidiaries; (xiii) Liens arising from the rendering of a final judgment or order against the Company or any Restricted Subsidiary of the Company that does not give rise to an Event of Default; (xiv) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof; (xv) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (xvi) Liens encumbering customary initial deposits and margin deposits, and other Liens, in each case, securing Indebtedness under Interest Rate Agreements and Currency Agreements and forward contracts, options, futures contracts, futures options or similar agreements or arrangements designed solely to protect the Company or any of its Restricted Subsidiaries from fluctuations in interest rates, currencies or the price of commodities; (xvii) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business; (xviii) Liens on or sales of receivables; (xix) Liens on any assets acquired by the Company or any Restricted Subsidiary after the Closing Date, which Liens were in existence prior to the acquisition of such assets (to the extent that such Liens were not created in contemplation of or in connection with such acquisition), provided that such Liens are limited to the assets so acquired and the proceeds thereof; (xx) Liens existing or arising under the Concession Title; (xxi) Liens Incurred in accordance with this Indenture in favor of the Trustee under this Indenture; and
(xxii) Liens permitted under the other Existing Indentures.

     "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization, government or agency or political subdivision thereof or any other entity.

     "Physical Note" has the meaning provided in Section 2.01.

     "Preferred Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's preferred or preference equity, whether now outstanding or issued after the Closing Date, including, without limitation, all series and classes of such preferred stock or preference stock.

     "principal" of a debt security, including the Notes, means the principal amount due on the Stated Maturity as shown on such debt security.

     "Private Placement Legend" means the legend initially set forth on the Notes in the form set forth in Section 2.02.

     "Public Equity Offering" means an underwritten primary public offering of Common Stock of the Company pursuant to Mexican law or pursuant to an effective registration statement under the Securities Act.

     "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

     "Rating Agency" means S&P and Moody's or if S&P or Moody's or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company (as certified by the Board of Directors) which shall be substituted for S&P or Moody's or both, as the case may be.

     "Redemption Date," when used with respect to any Note to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

     "Redemption Price," when used with respect to any Note to be redeemed, means the price at which such Note is to be redeemed pursuant to this Indenture.

     "Registrar" has the meaning provided in Section 2.04.

     "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the Closing Date, between the Company, Banc of America Securities LLC and Morgan Stanley & Co. Incorporated as representatives of the placement agents.

     "Registration Statement" means the Registration Statement as defined and described in the Registration Rights Agreement.

     "Regular Record Date" for the interest payable on any interest Payment Date means May 15 or November 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

     "Regulation S" means Regulation S under the Securities Act.

     "Released Indebtedness" means, with respect to any Asset Sale, Indebtedness
(i) which is owed by the Company or any Restricted Subsidiary (the "Obligors") prior to such Asset Sale, (ii) which is assumed by the purchaser or any affiliate thereof in connection with such Asset Sale and (iii) with respect to which the Obligors receive written unconditional releases from each creditor no later than the closing date of such Asset Sale.

     "Responsible Officer," when used with respect to the Trustee, means any vice president, any assistant treasurer, any trust officer or assistant trust officer, or any other officer of the Trustee in its Corporate Trust Department having direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

     "Restricted Payments" has the meaning set forth in Section 4.04.

     "Restricted Period" means the 40-day restricted period as defined in Regulation S.

     "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

     "Rule 144A" means Rule 144A under the Securities Act.

     "S&P" means Standard & Poor's Ratings Group and its successors.

     "Sale/Leaseback Transaction" means an arrangement entered into after the Closing Date relating to property now owned or hereafter acquired by the Company or any Restricted Subsidiary whereby the Company or such Restricted Subsidiary transfers such property to a Person and leases it back from such Person; provided, however, that any such arrangement that is concluded within 180 days following the date of the acquisition of such property being transferred shall not be considered a Sale/Leaseback Transaction.

     "Securities Act" means the United States Securities Act of 1933, as amended.

     "Senior Secured Facilities" means that certain credit agreement, dated as of October 24, 2005, among the Company, Arrendadora KCSM, S.A. de C.V., Bank of America, N.A., as administrative agent, BBVA Bancomer, S.A., as collateral agent, and the banks named therein, as banks, together with all other agreements, instruments and documents executed or delivered pursuant thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented, replaced or otherwise modified from time to time, including any agreement (whether in the form of a note purchase agreement, a loan agreement or otherwise) extending the maturity of, refinancing, replacing or otherwise restructuring (including by way of adding Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender, holder or group of lenders or holders.

     "Shelf   Registration   Statement"   has  the  meaning  set  forth  in  the
Registration Rights Agreement.

     "Significant Subsidiary" means, at any date of determination, any of the Restricted Subsidiaries of the Company that, together with its Subsidiaries, (i) for the most recent fiscal year of the Company, accounted for more than 10.0% of the consolidated revenues of the Company and its Restricted Subsidiaries or (ii) as of the end of such fiscal year, was the owner of more than 10.0% of the consolidated assets of the Company and those of its Restricted Subsidiaries, all as set forth on the most recently available consolidated financial statements of the Company for such fiscal year.

     "Stated Maturity" means (i) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable and (ii) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

     "Subsidiary" means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the voting power of the outstanding Voting Stock is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person.

     "Temporary Cash Investment" means any of the following: (i) direct obligations of the United States of America or any agency thereof or obligations fully and unconditionally guaranteed by the United States of America or any agency thereof, (ii) time deposit accounts, certificates of deposit and money market deposits denominated and payable in U.S. dollars maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of U.S.$200.0 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by S&P or Moody's or any money-market fund denominated and payable in U.S. dollars sponsored by a registered broker dealer or mutual fund distributor,
(iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause (ii) above, (iv) commercial paper denominated and payable in U.S. dollars, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any state thereof with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P, (v) securities with maturities of six months or less from the date of acquisition issued or fully and unconditionally guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or Moody's, (vi) Certificados de la Tesoreria de la Federacion (Cetes) or Bonos de Desarrollo del Gobierno Federal (Bondes) issued by the Mexican government and maturing not more than 180 days after the acquisition thereof, (vii) Investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses
(i) through (vi) above, (viii) demand deposit accounts with U.S. banks (or Mexican banks specified in clause (ix) of this definition) maintained in the ordinary course of business, and (ix) certificates of deposit, bank promissory notes and bankers' acceptances denominated in pesos, maturing not more than 180 days after the acquisition thereof and issued or guaranteed by any one of the five largest banks (based on assets as of the immediately preceding December 31) organized under the laws of Mexico and which are not under intervention or controlled by the Instituto para al Proteccion del Ahorro Bancario or any successor thereto.

     "TIA" or "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended (15 U.S. Code ss.ss. 77aaa-77bbb), as in effect on the date this Indenture was executed, except as provided in Section 9.06.

     "Trade Payables" means, with respect to any Person, any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services.

     "Transaction Date" means, with respect to the Incurrence of any Indebtedness by the Company or any of its Restricted Subsidiaries, the date such Indebtedness is to be Incurred and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.

     "Trustee" means the party named as such in the first paragraph of this Indenture until a successor replaces it in accordance with the provisions of Article Seven of this Indenture and thereafter means such successor.

     "United States Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as amended and as codified in Title 11 of the United States Code, as amended from time to time hereafter, or any successor federal bankruptcy law.

     "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors of the Company may designate any Restricted Subsidiary (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of any Restricted Subsidiary, or owns or holds any Lien on any property of, the Company or any Restricted Subsidiary; provided that (A) any Guarantee by the Company or any Restricted Subsidiary of any Indebtedness of the Subsidiary being so designated shall be deemed an "Incurrence" of such Indebtedness and an "Investment" by the Company or such Restricted Subsidiary (or both, if applicable) at the time of such designation; (B) either (I) the Subsidiary to be so designated has total assets of U.S.$1,000 or less or (II) if such Subsidiary has assets greater than U.S.$1,000, such designation would be permitted under Section 4.04; and (C) if applicable, the Incurrence of Indebtedness and the Investment referred to in clause (A) of this proviso would be permitted under Section 4.03 and Section 4.04. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that (x) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately after such designation would, if Incurred at such time, have been permitted to be Incurred for all purposes of this Indenture and (y) no Default or Event of Default shall have occurred and be continuing at the time of or immediately after giving effect to such designation. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with such Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

     "U.S. Global Notes" has the meaning provided in Section 2.01.

     "U.S. Person" has the meaning ascribed thereto in Rule 902 under the Securities Act.

     "U.S. Physical Notes" has the meaning provided in Section 2.01.

     "Voting Stock" means with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person, excluding any class or kind of Capital Stock which has limited or restricted voting rights (i.e., having the power to vote for the election of a minority of the directors, managers or other voting members of the governing body of such Person) under the By-laws of each class or under Mexican law.

     "Wholly Owned" means, with respect to any Subsidiary of any Person, the ownership of all of the outstanding Capital Stock of such Subsidiary (other than any director's qualifying shares or Investments by foreign nationals mandated by applicable law) by such Person or one or more Wholly Owned Subsidiaries of such Person.

     SECTION 1.02 Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

     "indenture securities" means the Notes;

     "indenture   security   holder"   means   a   Holder   or   a   Noteholder;

     "indenture to be qualified" means this Indenture;

     "indenture  trustee" or  "institutional  trustee"  means the  Trustee;  and

     "obligor" on the indenture securities means the Company or any other obligor on the Notes.

     All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by a rule of the Commission and not otherwise defined herein have the meanings assigned to them therein.

     SECTION 1.03 Rules of Construction. Unless the context otherwise requires:


          (i) a term has the meaning assigned to it:

          (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (iii) "or" is not exclusive;

          (iv) words in the singular include the plural, and words in the plural include the singular;

          (v) provisions apply to successive events and transactions;

          (vi) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

          (vii) all references to Sections or Articles refer to Sections or Articles of this Indenture unless otherwise indicated.


                                  ARTICLE TWO
                                    THE NOTES

     SECTION 2.01 Form and Dating. The Notes and the Trustee's certificate of authentication shall be substantially in the form annexed hereto as Exhibit A. The Notes may have such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have letters, notations, legends or endorsements required by law, stock exchange agreements to which the Company is subject or usage. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note. The Company shall approve the form of the Notes and any notation, legend or endorsement on the Notes. Each Note shall be dated the date of its authentication.

     The terms and provisions contained in the form of the Notes annexed hereto as Exhibit A shall constitute, and are hereby expressly made, a part of this Indenture. Each of the Company, the Trustee and the Paying Agent, by its execution and delivery of this Indenture, expressly agrees to the terms and provisions of the Notes applicable to it and to be bound thereby.

     Notes offered and sold in reliance on Rule 144A shall be issued in the form of one or more permanent global Notes in registered form, substantially in the form set forth in Exhibit A (the "U.S. Global Notes"), deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the U.S. Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

     Notes offered and sold in offshore transactions in reliance on Regulation S shall be issued initially in the form of one or more global Notes in registered form substantially in the form set forth in Exhibit A (the "Offshore Global Notes"), registered in the name of the nominee of the Depositary, deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Offshore Global Notes may from time to time be increased or decreased by adjustments made in the records of the Trustee, as custodian for the Depositary or its nominee, as herein provided.

     Notes which are transferred to Institutional Accredited Investors which are not QIBs (other than in offshore transactions in reliance on Regulation S) shall be issued in the form of permanent certificated Notes in registered form in substantially the form set forth in Exhibit A (the "U.S. Physical Notes"). Notes issued pursuant to Section 2.07 in exchange for interests in the U.S. Global Notes shall be in the form of U.S. Physical Notes. Notes issued pursuant to
Section 2.07 in exchange for interests in Offshore Global Notes shall be in the form of permanent certificated Notes in registered form in substantially the form set forth in Exhibit A (the "Offshore Physical Notes").

     The  Offshore   Physical  Notes  and  U.S.  Physical  Notes  are  sometimes collectively herein referred to as the "Physical Notes." The U.S. Global Notes and the Offshore Global Notes are sometimes referred to as the "Global Notes."

     The definitive Notes shall be typed, printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Notes may be listed, all as determined by the officers executing such Notes, as evidenced by their execution of such Notes.

     SECTION 2.02 Restrictive Legends. (a) Unless and until a Note is exchanged for an Exchange Note in connection with an effective Registration Statement pursuant to the Registration Rights Agreement (i) the U.S. Global Notes and each U.S. Physical Note shall bear the legend set forth below on the face thereof and
(ii) each Offshore Physical Note and each Offshore Global Note shall bear the legend set forth below on the face thereof until at least the 41st day after the Closing Date and receipt by the Company and the Trustee of a certificate substantially in the Form of Exhibit B hereto:

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER

     (1) REPRESENTS THAT

          (A) IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A "QUALIFIED INSTITUTIONAL BUYER" (WITHIN THE MEANING OF RULE 144A

     UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT,

          (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (WITHIN THE MEANING OF RULE 501(a) (1), (2), (3) OR (7) UNDER THE SECURITIES ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR") OR

          (C) IT IS NOT A U.S. PERSON (WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT) AND

     (2) AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT IN ACCORDANCE WITH THE SECURITIES ACT AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ONLY

          (A) TO THE COMPANY,

          (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT,

          (C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT,

          (D) IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR

          (E) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

     PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(C) ABOVE OR (2)(D) ABOVE, A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH MAY BE OBTAINED FROM THE TRUSTEE) MUST BE DELIVERED TO THE TRUSTEE. PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(E) ABOVE, THE COMPANY RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS,
CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY RULE 144 EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

          (b) Each Global Note, whether or not an Exchange Note, shall also bear the following legend on the face thereof:

          UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR SUCH OTHER REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.08 OF THE INDENTURE.

     SECTION 2.03 Execution, Authentication and Denominations. Two Officers shall execute the Notes for the Company by facsimile or manual signature in the name and on behalf of the Company.

     If an Officer whose signature is on a Note no longer holds that office at the time the Trustee or authenticating agent authenticates the Note, the Note shall be valid nevertheless.

     A Note shall not be valid until the Trustee or authenticating agent manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

     The Trustee or an authenticating agent shall upon receipt of a Company Order authenticate for original issue Notes in the aggregate principal amount of up to U.S.$165,000,000 of Notes, plus any Exchange Notes that may be issued pursuant to the Registration Rights Agreement or Add On Note issued hereunder; provided that the Trustee shall receive an Officers' Certificate as required by
Section 13.03 and an Opinion of Counsel of the Company in connection with each such authentication of Notes. The Opinion of Counsel shall be to the effect that:

          (a) the form and terms of such Notes have been established by or pursuant to a Board Resolution or an indenture supplemental hereto in conformity with the provisions of this Indenture;

          (b) such supplemental indenture, if any, when executed and delivered by the Company, the Trustee and the Paying Agent, will constitute a valid and binding obligation of the Company;

          (c) such Notes, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and binding obligations of the Company in accordance with their terms and will be entitled to the benefits of this Indenture, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; and


          (d) the Company has been duly incorporated in, and is a validly existing corporation under the laws of Mexico or the United States, as the case may be.

     Such Company Order shall specify the amount of Notes to be authenticated and the date on which the original issue of Notes is to be authenticated. The aggregate principal amount of Notes outstanding at any time may not exceed the amount set forth above except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 2.06, 2.09, 2.10 or 2.11.

     The Trustee may appoint an authenticating agent to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such authenticating agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

     The Notes (including any Exchange Notes) shall be issuable only in registered form without coupons and only in minimum denominations of
U.S.$100,000 in principal amount and any integral multiple of U.S.$1,000 in excess thereof.

     SECTION 2.04 Registrar and Paying Agent. The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (the "Registrar"), an office or agency where Notes may be presented for payment (each, a "Paying Agent") and an office or agency where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served, which shall be in the Borough of Manhattan, the City of New York, in Luxembourg and any other jurisdiction where the Company deems necessary or appropriate. The Company shall cause the Registrar acting as agent of the Company to keep a register of the Notes and of their transfer and exchange (the "Note Register"). The Company may have one or more co-Registrars and one or more additional Paying Agents.

     The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall give prompt written notice to the Trustee of the name and address of any such Agent and any change in the address of such Agent. If the Company fails to maintain a Registrar, Paying Agent and/or agent for service of notices and demands, the Trustee shall act as such Registrar, Paying Agent and/or agent for service of notices and demands for so long as such failure shall continue. The Company may remove any Agent upon written notice to such Agent and the Trustee; provided that no such removal shall become effective until (i) the acceptance of an appointment by a successor Agent to such Agent as evidenced by an appropriate agency agreement entered into by the Company and such successor Agent and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as such Agent until the appointment of a successor Agent in accordance with clause (i) of this proviso. The Company, any Subsidiary of the Company, or any Affiliate of any of them may act as Paying Agent, Registrar or co-Registrar, and/or agent for service of notices and demands; provided, however, that neither the Company, a Subsidiary of the Company nor an Affiliate of any of them shall act as Paying Agent in connection with the defeasance of the Notes or the discharge of this Indenture under Article Eight.

     The Company initially appoints the Trustee as Registrar, Paying Agent, authenticating agent and agent for service of notices and demands. If, at any time, the Trustee is not the Registrar, the Registrar shall make available to the Trustee on or before each Interest Payment Date and at such other times as the Trustee may reasonably request, the names and addresses of the Holders as they appear in the Note Register.

     SECTION 2.05 Paying Agent to Hold Money in Trust. Not later than 12:00 p.m., New York City time, on each due date of the principal, premium, if any, and interest on any Notes, the Company shall deposit with each Paying Agent money in immediately available funds sufficient to pay such principal, premium, if any, and interest so becoming due. The Company shall require each Paying Agent, if any, other than a Paying Agent that is a party to this Indenture to agree in writing that such Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, and interest on the Notes (whether such money has been paid to it by the Company or any other obligor on the Notes), and that such Paying Agent shall promptly notify the Trustee of any default by the Company (or any other obligor on the Notes) in making any such payment. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed, and the Trustee may at any time during the continuance of any payment default, upon written request to a Paying Agent, require such Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. Upon doing so, the Paying Agent shall have no further liability for the money so paid over to the Trustee. If the Company or any Subsidiary of the Company or any Affiliate of any of them acts as Paying Agent, it will, on or before each due date of any principal of, premium, if any, or interest on the Notes, segregate and hold in a separate trust fund for the benefit of the Holders a sum of money sufficient to pay such principal, premium, if any, or interest so becoming due until such sum of money shall be paid to such Holders or otherwise disposed of as provided in this Indenture, and will promptly notify the Trustee of its action or failure to act as required by this
Section 2.05.

     SECTION 2.06 Transfer and Exchange. The Notes are issuable only in registered form. A Holder may transfer a Note by written application to the Registrar stating the name of the proposed transferee and otherwise complying with the terms of this Indenture. No such transfer shall be effected until, and such transferee shall succeed to the rights of a Holder only upon, registration of the transfer by the Registrar in the Note Register. Prior to the registration of any transfer by a Holder as provided herein, the Company, the Trustee and any agent of the Company shall treat the person in whose name the Note is registered as the owner thereof for all purposes whether or not the Note shall be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary. Furthermore, any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Note may be effected only through a book-entry system maintained by the Depositary (or its agent), and that ownership of a beneficial interest in the Note shall be required to be reflected in a book entry. When Notes are presented to the Registrar or a co-Registrar with a request to register the transfer or to exchange them for an equal principal amount of Notes of other authorized denominations (including an exchange of Notes for Exchange Notes), the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met; provided that no exchanges of Notes for Exchange Notes shall occur until a Registration Statement shall have been declared effective by the Commission and that any Notes that are exchanged for Exchange Notes shall be cancelled by the Trustee. To permit registrations of transfers and exchanges in accordance with the terms, conditions and restrictions hereof, the Company shall execute and the Trustee shall authenticate Notes at the Registrar's request. No service charge shall be made to any Holder for any registration of transfer or exchange or redemption of the Notes, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or other similar governmental charge payable upon transfers, exchanges or redemptions pursuant to Section 2.11, 3.08. 4.11,
4.12 or 9.04).

     The Registrar shall not be required (i) to issue, register the transfer of or exchange any Note during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Notes selected for redemption under Section 3.03 or Section 3.09 and ending at the close of business on the day of such mailing or (ii) to register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

     SECTION 2.07 Book-Entry Provisions for Global Notes. (a) The U.S. Global Notes and Offshore Global Notes initially shall (i) be registered in the name of the Depositary for such Global Notes or the nominee of such Depositary, (ii) be delivered to the Trustee as custodian for such Depositary and (iii) bear legends as set forth in Section 2.02.

     Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, or the Trustee as its custodian, or under any Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a beneficial owner of any Note.

          (b) Transfers of a Global Note shall be limited to transfers of such Global Note in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in a Global Note may be transferred in accordance with the applicable rules and procedures of the Depositary and the provisions of
     Section 2.08. In addition, U.S. Physical Notes and Offshore Physical Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in the U.S. Global Notes or the Offshore Global Notes, respectively, if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the U.S. Global Notes or the Offshore Global Notes, as the case may be, and a successor depositary is not appointed by the Company within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a request to the foregoing effect from the Depositary.

          (c) Any beneficial interest in one of the Global Notes that is transferred to a person who takes delivery in the form of an interest in the other Global Note will, upon transfer, cease to be an interest in such Global Note and become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

          (d) In connection with any transfer pursuant to paragraph (b) of this Section of a portion of the beneficial interests in the U.S. Global Notes to beneficial owners who are required to hold U.S. Physical Notes, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the U.S. Global Notes in an amount equal to the principal amount of the beneficial interest in the U.S. Global Notes to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more U.S. Physical Notes of like tenor and amount.

          (e) In connection with the transfer of the entire U.S. Global Notes or Offshore Global Notes to beneficial owners pursuant to paragraph (b) of this Section, the U.S. Global Notes or Offshore Global Notes, as the case may be, shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in the U.S. Global Notes or Offshore Global Notes, as the case may be, an equal aggregate principal amount of U.S. Physical Notes or Offshore Physical Notes, as the case may be, of authorized denominations.

          (f) Any U.S. Physical Note delivered in exchange for an interest in the U.S. Global Notes pursuant to paragraph (b) or (d) of this Section shall, except as otherwise provided by paragraph (d)(i)(x) and paragraph
     (e) of Section 2.08, bear the legend regarding transfer restrictions applicable to the U.S. Physical Note set forth in Section 2.02.

          (g) Any Offshore Physical Note delivered in exchange for an interest in the Offshore Global Notes pursuant to paragraph (b) of this Section shall, except as otherwise provided by paragraph (e) of Section 2.08, bear the legend regarding transfer restrictions applicable to the Offshore Physical Note set forth in Section 2.02.

          (h) The registered holder of a Global Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

          (i) QIBs that are beneficial owners of interests in a Global Note may receive Physical Notes (which shall bear the Private Placement Legend if required by Section 2.02) in accordance with the procedures of the Depositary; in connection with the execution, authentication and delivery of such Physical Notes, the Registrar shall reflect on its books and records a decrease in the principal amount of the relevant Global Note equal to the principal amount of such Physical Notes and the Company shall execute and the Trustee shall authenticate and deliver one or more Physical Notes having an equal aggregate principal amount.

     SECTION 2.08 Special Transfer Provisions. Unless and until a Note is exchanged for an Exchange Note in connection with an effective Registration Statement pursuant to the Registration Rights Agreement, the following provisions shall apply:

          (a) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a U.S. Physical Note or an interest in the U.S. Global Notes to a QIB (excluding transfers outside the United States in compliance with Regulation S):

               (i) If the Note to be transferred consists of (x) U.S. Physical Notes, the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A or (y) an interest in the U.S. Global Notes, the transfer of such interest may be effected only through the book-entry system maintained by the Depositary.

               (ii) If the proposed transferor is an Agent Member, and the Note to be transferred consists of U.S. Physical Notes, upon receipt by the Registrar of the documents referred to in clause (i) and instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the U.S. Global Notes in an amount equal to the principal amount of the U.S. Physical Notes to be transferred, and the Trustee shall cancel the Physical Note so transferred.

          (b) Transfers of Interests in the Offshore Global Notes or Offshore Physical Notes. The following provisions shall apply with respect to any transfer of interests in the Offshore Global Notes or Offshore Physical
     Notes:

               (i) Prior to the expiration of the Restricted Period, the Registrar shall refuse to register such transfer unless such transfer complies with Section 2.08(a) or Section 2.08(c), as the case may be; and

               (ii) After the expiration of the Restricted Period, the Registrar shall register the transfer of any such Note without any requirement to comply with Section 2.08(a) or Section 2.08(c) or for any additional certification.

          (c) Transfers Outside the United States in Compliance with Regulation S at Any Time. The following provisions shall apply with respect to any transfer of a U.S. Physical Note or an interest in the U.S. Global Notes to a Holder outside the United States in compliance with Regulation S:

               (i) The Registrar shall register any proposed transfer of a Note outside the United States in compliance with Regulation S only upon receipt of a certificate substantially in the form of Exhibit C from the proposed transferor.

               (ii) (A) If the proposed transferor is an Agent Member holding a beneficial interest in the U.S. Global Notes, upon receipt by the Registrar of (x) the documents required by paragraph (i) and (y) instructions in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the U.S. Global Notes in an amount equal to the principal amount of the beneficial interest in the U.S. Global Notes to be transferred, and (B) if the proposed transferee is an Agent Member, upon receipt by the Registrar of instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Offshore Global Notes in an amount equal to the principal amount of the U.S. Physical Notes or the U.S. Global Notes, as the case may be, to be transferred, and the Trustee shall cancel the Physical Note, if any, so transferred or decrease the amount of the U.S. Global Notes.

          (d) Transfers to Non-QIB Institutional Accredited Investors. The following provisions shall apply with respect to the registration of any proposed transfer of a U.S. Physical Note or an interest in the U.S. Global Notes to any Institutional Accredited Investor which is not a QIB (excluding transfers outside the United States in reliance on Regulation
     S):

               (i) The Registrar shall register the transfer of any Note, whether or not such Note bears the Private Placement Legend, if (x) the requested transfer is after the time period referred to in Rule 144(k) under the Securities Act as in effect with respect to such transfer and such request is accompanied by a certificate of the transferor to such effect, or (y) the proposed transferee has delivered to the Registrar (A) a certificate substantially in the form of Exhibit D hereto and (B) if the aggregate principal amount of the Notes being transferred is less than U.S.$250,000 at the time of such transfer, an Opinion of Counsel acceptable to the Company that such transfer is in compliance with the Securities Act.

               (ii) If the proposed transferor is an Agent Member holding a beneficial interest in the U.S. Global Notes, upon receipt by the Registrar of (x) the documents, if any, required by paragraph (i) and
          (y) instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the U.S. Global Notes in an amount equal to the principal amount of the beneficial interest in the U.S. Global Notes to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more U.S. Physical Notes of like tenor and amount.

          (e) Private Placement Legend. Upon the transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless either (i) the circumstances contemplated by paragraph (d)(i)(x) of this Section 2.08 exist or (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

          (f) General. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture. The Registrar shall not register a transfer of any Note unless such transfer complies with the restrictions on transfer of such Note set forth in this Indenture. In connection with any transfer of Notes to a Person that is not a QIB, each Holder agrees by its acceptance of the Notes to furnish the Registrar or the Company such certifications, legal opinions or other information as either of them may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act; provided that the Registrar shall not be required to determine (but may rely on a determination made by the Company with respect to) the sufficiency of any such certifications, legal opinions or other information.

     The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.07 or this Section 2.08. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

     SECTION 2.09 Replacement Notes. If a mutilated Note is surrendered to the Trustee or if the Holder claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note of like tenor and principal amount and bearing a number not contemporaneously outstanding; provided that the requirements of the second paragraph of Section 2.10 are met. If required by the Trustee or the Company, an indemnity bond must be furnished that is sufficient in the judgment of both the Trustee and the Company to protect the Company, the Trustee or any Agent from any loss that any of them may suffer if a Note is replaced. The Company may charge such Holder for its expenses and the expenses of the Trustee in replacing a Note. In case any such mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Company in its discretion may pay such Note instead of issuing a new Note in replacement thereof.

     Every replacement Note is an additional obligation of the Company and shall be entitled to the benefits of this Indenture.

     SECTION 2.10 Outstanding Notes. Notes outstanding at any time are all Notes that have been authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation and those described in this Section 2.10 as not outstanding.

     If a Note is replaced pursuant to Section 2.09, it ceases to be outstanding
unless  and  until  the  Trustee  and  the  Company  receive  proof   reasonably
satisfactory to them that the replaced Note is held by a protected purchaser.

     If the Paying Agent (other than the Company or an Affiliate of the Company) holds on the maturity date money sufficient to pay Notes payable on that date, then on and after that date such Notes cease to be outstanding and interest on them shall cease to accrue.

     A Note does not cease to be outstanding because the Company or one of its Affiliates holds such Note, provided, however, that, in determining whether the Holders of the requisite principal amount of the outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which the Responsible Officer Trustee actually knows to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Company or any other obligor of the Notes or any Affiliate of the Company or of such other obligor.

     SECTION 2.11 Temporary Notes. Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have insertions, substitutions, omissions and other variations determined to be appropriate by the Officers executing the temporary Notes, as evidenced by their execution of such temporary Notes. If temporary Notes are issued, the Company will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Company designated for such purpose pursuant to Section 4.02, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations. Until so exchanged, the temporary Notes shall be entitled to the same benefits under this Indenture as definitive Notes.

     SECTION 2.12 Cancellation. The Company at any time may deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee for cancellation any Notes previously authenticated hereunder which the Company has not issued and sold. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee shall cancel all Notes surrendered for transfer, exchange, payment or cancellation and shall dispose of them in accordance with its normal procedure. The Company shall not issue new Notes to replace Notes it has paid in full or delivered to the Trustee for cancellation.

     SECTION 2.13 CUSIP Numbers. The Company in issuing the Notes may use "CUSIP," "CINS" or "ISIN" numbers (if then generally in use), and the Trustee shall use "CUSIP" numbers, "CINS" or "ISIN" numbers, as the case may be, in notices of redemption or exchange as a convenience to Holders; provided that any such notice shall state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption or exchange and that reliance may be placed only on the other identification numbers printed on the Notes. The Company will promptly notify the Trustee of any change in "CUSIP," "CINS" or "ISIN" numbers for the Notes.

     SECTION 2.14 Defaulted Interest. If the Company defaults in a payment of interest on the Notes, it shall pay, or shall deposit with the Paying Agent money in immediately available funds sufficient to pay, the defaulted interest, plus (to the extent lawful) interest on the defaulted interest, to the Persons who are Holders on a subsequent special record date. A special record date, as used in this Section 2.14 with respect to the payment of any defaulted interest, shall mean the 15th day next preceding the date fixed by the Company for the payment of defaulted interest, whether or not such day is a Business Day. At least 15 days before the subsequent special record date, the Company shall mail to each Holder and to the Trustee a notice that states the subsequent special record date, the payment date and the amount of defaulted interest to be paid.

     SECTION 2.15 Issuance of Additional Notes. The Company may, subject to Article Four of this Indenture, issue additional Notes under this Indenture, including without limitation, Add On Notes. Each of the Notes issued on the Closing Date and any additional Notes subsequently issued shall each be treated as a single class for all purposes under this Indenture, unless otherwise provided in this Indenture.


                                 ARTICLE THREE
                                   REDEMPTION

     SECTION 3.01 Optional Redemption. The Notes will be redeemable, at the Company's option, in whole at any time or in part from time to time, on or after June 1, 2011 and prior to maturity, upon not less than 30 nor more than 60 days' prior notice mailed by first class mail to each Holder's last address as it appears in the Note Register, at the following Redemption Prices (expressed in percentages of principal amount), plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date that is on or prior to the Redemption Date to receive interest due on an

Interest Payment Date), if redeemed during the 12-month period commencing June 1 of the years set forth below:

                          Year               Redemption Price
                          ----               ----------------
                          2011                   103.688%
                          2012                   101.844%
                          2013                   100.000%


     In addition, at any time prior to June 1, 2010, the Company may redeem up to 35% of the principal amount of the Notes with the Net Cash Proceeds of one or more Equity Offerings by the Company, Grupo KCSM or KCS, to the extent the Net Cash Proceeds thereof are contributed to the Company or used to purchase Capital Stock (other than Disqualified Stock) of the Company from the Company, at a Redemption Price equal to 107.375% of the principal amount thereof, plus accrued and unpaid interest and liquidated damages thereon (as determined by the Company), if any, to the Redemption Date; provided, however, that after giving effect to any such redemption:

          (1) at least 65% of the original aggregate principal amount of the Notes remains outstanding; and

          (2) any such redemption must be made within 60 days of such Equity Offering and must be made in accordance with the provisions of the Article Three.

     Upon completion of the Exchange Offer, the Company may also redeem any Notes which were not exchanged in the Exchange Offer in an amount up to 2% of the original aggregate principal amount of the Notes issued at a redemption price of 100% of their principal amount plus accrued and unpaid interest thereon, if any, to the Redemption Date.

     SECTION 3.02 Redemption for Changes in Withholding Taxes. The Notes will be subject to redemption, in whole but not in part, at the option of the Company at any time at 100% of their principal amount together with accrued and unpaid interest and any Additional Amounts thereon, if any, to the Redemption Date, in the event the Company has become or would become obligated to pay, on the next date on which any amount would be payable with respect to the Notes, any Additional Amounts in excess of those attributable to a withholding tax rate of 4.9% as a result of a change in or amendment to the laws (including any regulations or general rules promulgated thereunder) of Mexico (or any political subdivision or taxing authority thereof or therein), or any change in or amendment to any official position regarding the application, administration or interpretation of such laws, regulations or general rules, including a holding of a court of competent jurisdiction, which change or amendment is announced or becomes effective on or after May 16, 2007. The Company shall not, however, have the right to redeem Notes from a Holder pursuant to this Section except to the extent that it is obligated to pay Additional Amounts to such Holder that are greater than the Additional Amounts that would be payable based on a Mexican withholding tax rate of 4.9%.

     SECTION 3.03 Notices to Trustee. If the Company elects to redeem Notes pursuant to Section 3.01 or 3.02, it shall notify the Trustee in writing of the Redemption Date.

     The Company shall give each notice provided for in this Section 3.03 in an Officers' Certificate at least 60 days before the Redemption Date (unless a shorter period shall be satisfactory to the Trustee).

     SECTION 3.04 Selection of Notes to Be Redeemed. If less than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed in compliance with the requirements, as certified to it by the Company, of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not listed on a national securities exchange, by lot or such other method as the Trustee in its sole discretion shall deem to be appropriate; provided that no Notes of U.S.$100,000 in principal amount or less shall be redeemed in part.

     The Trustee shall make the selection from the Notes outstanding and not previously called for redemption. The Trustee may select for redemption portions (equal to integral multiples of U.S.$1,000) of Notes that have denominations larger than U.S.$100,000 in principal amount, provided that the unredeemed portion of any Note shall be a minimum of U.S. $100,000 in principal amount. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall notify the Company and the Registrar promptly in writing of the Notes or portions of Notes to be called for redemption.

     SECTION 3.05 Add On Notes. The Company may, from time to time, subject to compliance with any other applicable provisions of this Indenture (including Article Four), without the consent of the Holders, create and issue pursuant to this Indenture additional notes ("Add On Notes") having terms and conditions identical to those of the other outstanding Notes, except that Add On Notes:

          (i) may have a different issue date from other outstanding Notes;

          (ii) may have a different amount of interest payable on the first Interest Payment Date after issuance than is payable on other outstanding Notes; and

          (iii) may have terms specified in the Add On Note Board Resolution or Add On Note Supplemental Indenture for such Add On Notes making appropriate adjustments to this Article 3 and Exhibit A (and related definitions) applicable to such Add On Notes in order to conform to and ensure compliance with the Securities Act (or other applicable securities laws) and any registration rights or similar agreement applicable to such Add On Notes, which are not adverse in any material respect to the Holder of any outstanding Notes (other than such Add On Notes).

     SECTION 3.06 Notice of Redemption. With respect to any redemption of Notes pursuant to Section 3.01, at least 30 days but not more than 60 days before a Redemption Date, and with respect to any redemption of Notes pursuant to Section 3.02, at least six days before the Redemption Date, the Company shall mail a notice of redemption by first class mail to each Holder whose Notes are to be redeemed.

     The notice shall identify the Notes to be redeemed and shall state:

          (i) the Redemption Date;

          (ii) the Redemption Price;

          (iii) the name and address of the Paying Agent;

          (iv) that Notes called for redemption must be surrendered to the Paying Agent in order to collect the Redemption Price;

          (v) that, unless the Company defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders is to receive payment of the Redemption Price plus accrued interest to the Redemption Date upon surrender of the Notes to the Paying Agent;

          (vi) that, if any Note is being redeemed in part, the portion of the principal amount (equal to integral multiples of U.S.$1,000) of such Note to be redeemed and that, on and after the Redemption Date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion thereof will be reissued; and

          (vii) that, if any Note contains a CUSIP, CINS or ISIN number as provided in Section 2.13, no representation is being made as to the correctness of the CUSIP, CINS or ISIN number either as printed on the Notes or as contained in the notice of redemption and that reliance may be placed only on the other identification numbers printed on the Notes.

     At the Company's request (which request may be revoked by the Company at any time prior to the time at which the Trustee shall have given such notice to the Holders), made in writing to the Trustee at least 60 days (or such shorter period as shall be satisfactory to the Trustee) before a Redemption Date, the Trustee shall give the notice of redemption in the name and at the expense of the Company. If, however, the Company gives such notice to the Holders, the Company shall concurrently deliver to the Trustee an Officers' Certificate stating that such notice has been given.

     SECTION 3.07 Effect of Notice of Redemption. Once notice of redemption is mailed, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price. Upon surrender of any Notes to the Paying Agent, such Notes shall be paid at the Redemption Price, plus accrued interest, if any, to the Redemption Date.

     Notice of redemption shall be deemed to be given when mailed, whether or not the Holder receives the notice, in any event, and failure to give such notice, or any defect therein, shall not affect the validity of the proceedings for the redemption of Notes held by Holders to whom such notice was properly given.

     SECTION 3.08 Deposit of Redemption Price. Prior to 12:00 p.m. New York City time on any Redemption Date, the Company shall deposit with the Paying Agent (or, if the Company is acting as its own Paying Agent, shall segregate and hold in trust as provided in Section 2.05) money sufficient to pay the Redemption Price of and accrued interest on all Notes to be redeemed on that date other than Notes or portions thereof called for redemption on that date that have been delivered by the Company to the Trustee for cancellation.

     SECTION 3.09 Payment of Notes Called for Redemption. If notice of redemption has been given in the manner provided above, the Notes or portion of Notes specified in such notice to be redeemed shall become due and payable on the Redemption Date at the Redemption Price stated therein, together with accrued interest to such Redemption Date, and on and after such date (unless the Company shall default in the payment of such Notes at the Redemption Price and accrued interest to the Redemption Date, in which case the principal, until paid, shall bear interest from the Redemption Date at the rate prescribed in the Notes), such Notes shall cease to accrue interest. Upon surrender of any Note for redemption in accordance with a notice of redemption, such Note shall be paid and redeemed by the Company at the Redemption Price, together with accrued interest, if any, to the Redemption Date; provided that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders registered as such at the close of business on the relevant Regular Record Date.

     SECTION 3.10 Notes Redeemed in Part. Upon surrender of any Note that is redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Note equal in principal amount to the unredeemed portion of such surrendered Note.


                                  ARTICLE FOUR
                                    COVENANTS

     SECTION 4.01 Payment of Notes. The Company shall pay the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes and this Indenture. An installment of principal, premium, if any, or interest shall be considered paid on the date due if the Trustee or Paying Agent (other than the Company, a Subsidiary of the Company, or any Affiliate of any of them) holds at 12:00 p.m. New York City time on that date money designated for and sufficient to pay the installment. If the Company or any Subsidiary of the Company or any Affiliate of any of them acts as Paying Agent, an installment of principal, premium, if any, or interest shall be considered paid on the due date if the entity acting as Paying Agent complies with the last sentence of Section 2.05. As provided in Section 6.09, upon any bankruptcy or reorganization procedure relative to the Company, the Trustee shall serve as the Paying Agent in New York for the Notes.

     The Company shall pay interest on overdue principal, premium, if any, and interest on overdue installments of interest, to the extent lawful, at the rate per annum specified in the Notes.

     SECTION 4.02 Maintenance of Office or Agency. The Company will maintain an office or agency where Notes may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 13.02.

     The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

     The Company hereby initially designates the office of the Trustee at c/o U.S. Bank Trust, N.A., 100 Wall Street, New York, New York, 10005 as such office of the Company in accordance with Section 2.04.

     SECTION 4.03 Limitation on Indebtedness. The Company will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness (other than the Notes and Indebtedness existing on the Closing Date); provided that the Company may Incur Indebtedness if, after giving effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, the Interest Coverage Ratio would be greater than 2.0:1.

     Notwithstanding  the  foregoing,  the  Company  and  any of its  Restricted
Subsidiaries (except as specified below) may Incur each and all of the following:

          (a)  (i) Indebtedness owed:

                    (A) to the Company evidenced by an unsubordinated promissory note; or

                    (B) to any of its Restricted Subsidiaries, provided that any event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or another Restricted Subsidiary) shall be deemed, in each case, to constitute an Incurrence of such indebtedness not permitted by this clause (i);

               (ii) Indebtedness issued in exchange for, or the net proceeds of which are or will be used to refinance or refund, then outstanding Indebtedness (other than Indebtedness Incurred under clause (i),
          (iii), or (viii) of this paragraph), and any refinancings thereof in an amount not to exceed the amount so refinanced or refunded (plus premiums, accrued interest (including amounts paid in respect of Mexican withholding tax thereon), fees and expenses); provided that Indebtedness the proceeds of which are used to refinance or refund the Notes or Indebtedness that is pari passu with, or subordinated in right of payment to, the Notes shall only be permitted under this clause (ii) if:

                    (A) in case the Notes are refinanced in part or the Indebtedness to be refinanced is pari passu with the Notes, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is outstanding, is expressly made pari passu with, or subordinate in right of payment to, the remaining Notes;

                    (B) in case the Indebtedness to be refinanced is subordinated in right of payment to the Notes, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is issued or remains outstanding, is expressly made subordinate in right of payment to the Notes, at least to the extent that the Indebtedness to be refinanced is subordinated to the Notes; and

                    (C) such new Indebtedness, determined as of the date of Incurrence of such new Indebtedness, does not mature prior to the Stated Maturity of the Indebtedness to be refinanced or refunded, and the Average Life of such new Indebtedness is at least equal to the remaining Average Life of the Indebtedness to be refinanced or refunded; and provided further that in no event may Indebtedness of the Company be refinanced by means of any Indebtedness of any Restricted Subsidiary pursuant to this clause
               (ii);

               (iii) Indebtedness:

                    (A) in  respect  of  performance,  surety  or  appeal  bonds provided in the ordinary course of business;

                    (B) under Currency  Agreements and Interest Rate Agreements;
               provided that such agreements (a) are designed solely to protect the Company or its Restricted Subsidiaries against fluctuations in foreign currency exchange rates or interest rates and (b) do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder; and

                    (C) arising from agreements  providing for  indemnification, adjustment  of  purchase  price or similar  obligations,  or from guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company or any of its Restricted Subsidiaries pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary of the Company (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary of the Company for the purpose of financing such acquisition), in a principal amount not to exceed the gross proceeds actually received by the Company or any Restricted Subsidiary in connection with such disposition;

               (iv) Indebtedness of the Company, to the extent the net proceeds thereof are promptly used to purchase Notes tendered in an Offer to Purchase made as a result of a Change of Control;

               (v) Indebtedness of the Company to the extent the net proceeds thereof are promptly deposited to defease the Notes in accordance with Article Eight;

               (vi) Guarantees of Indebtedness of the Company by any Restricted Subsidiary provided the Guarantee of such Indebtedness is permitted by and made in accordance with Section 4.07;

               (vii) (x) Indebtedness of the Company Incurred (A) in connection with a Lien created pursuant to clause (vi) of the definition of "Permitted Liens" in Section 1.01, and (B) under Capitalized Lease Obligations in an aggregate amount for all Indebtedness Incurred under the foregoing clauses (A) and (B) not to exceed at any one time outstanding the greater of U.S.$150.0 million or 15% of the Adjusted Consolidated Net Tangible Assets of the Company; and (y) Attributable Debt of the Company or a Restricted Subsidiary of the Company in respect of Sale/Leaseback Transactions in an aggregate principal amount not to exceed $150.0 million; and

               (viii) Indebtedness of the Company not to exceed U.S.$300.0 million at any one time outstanding, U.S.$225.0 million of which must be Incurred under the Senior Secured Facilities or an accounts receivable securitization.

          (b) Notwithstanding any other provision of this Section 4.03, the maximum amount of Indebtedness that the Company or a Restricted Subsidiary may Incur pursuant to this Section 4.03 shall not be deemed to be exceeded, with respect to any outstanding Indebtedness due solely to the result of fluctuations in the exchange rates of currencies or interest rates.

          (c) For purposes of determining any particular amount of Indebtedness under this Section 4.03:

               (i) Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included; and

               (ii) any Liens granted pursuant to the equal and ratable provisions referred to in Section 4.09 shall not be treated as Indebtedness.

     For purposes of determining compliance with this Section 4.03, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the above clauses, the Company, in its sole discretion, shall classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses.

     SECTION 4.04 Limitation on Restricted Payments. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly,

          (i) declare or pay any dividend or make any distribution on or with respect to its Capital Stock or that of such Restricted Subsidiary (other than (x) dividends or distributions payable solely in shares of its Capital Stock or that of such Restricted Subsidiary (other than Disqualified Stock) or in options, warrants or other rights to acquire shares of such Capital Stock and (y) pro rata dividends or distributions on Common Stock of Restricted Subsidiaries held by minority stockholders (provided that such dividends do not in the aggregate exceed the minority stockholders' pro rata share of such Restricted Subsidiaries' net income from the first day of the fiscal quarter beginning immediately following the Closing Date)) held by Persons other than the Company or any of its Restricted Subsidiaries;

          (ii) purchase, redeem, retire or otherwise acquire for value any shares of Capital Stock of (A) the Company or an Unrestricted Subsidiary (including options, warrants or other rights to acquire such shares of Capital Stock) held by any Person or (B) a Restricted Subsidiary (including options, warrants or other rights to acquire such shares of Capital Stock) held by any Affiliate of the Company (other than a Wholly Owned Restricted Subsidiary) or any holder (or any Affiliate of such holder) of 5.0% or more of the Capital Stock of the Company;

          (iii) make any voluntary or optional principal payment, or voluntary or optional redemption, repurchase, defeasance, or other acquisition or retirement for value, of Indebtedness of the Company that is subordinated in right of payment to the Notes; or

          (iv) make any Investment, other than a Permitted Investment, in any Person;

(such payments or any other actions described in clauses (i) through (iv) above being collectively "Restricted Payments") if, at the time of, and after giving effect to, the proposed Restricted Payment:

               (A) a Default or Event of Default shall have occurred and be continuing;

               (B)  the  Company   could  not  Incur  at  least   U.S.$1.00   of
          Indebtedness under the first paragraph of Section 4.03; or

               (C) the aggregate amount of all Restricted Payments (the amount, if other than in cash, to be determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive and evidenced by a Board Resolution) made after January 1, 2005 shall exceed the sum of

                    (1) 50.0% of the aggregate amount of the Adjusted Consolidated Net Income (or, if the Adjusted Consolidated Net Income is a loss, minus 100.0% of the amount of such loss) (determined by excluding income resulting from transfers of assets by the Company or a Restricted Subsidiary to an Unrestricted Subsidiary) accrued on a cumulative basis during the period (taken as one accounting period) beginning on January 1, 2005 and ending on the last day of the last fiscal quarter preceding the Transaction Date for which reports have been filed or provided to the Trustee pursuant to Section 4.18 plus

                    (2) the aggregate Net Cash Proceeds  received by the Company on or after January 1, 2005 from a capital contribution or the issuance and sale permitted by this Indenture of Capital Stock of the Company (other than Disqualified Stock) to a Person who is not a Subsidiary of the Company, including an issuance or sale permitted by this Indenture of Indebtedness of the Company for cash subsequent to the Closing Date upon the conversion of such Indebtedness into Capital Stock of the Company (other than Disqualified Stock), or from the issuance to a Person who is not a Subsidiary of the Company of any options, warrants or other rights to acquire Capital Stock of the Company (in each case, exclusive of any Disqualified Stock or any options, warrants or other rights that are redeemable at the option of the holder, or are required to be redeemed, prior to the Stated Maturity of the Notes) plus

                    (3) an  amount  equal to the net  reduction  in  Investments
               (other than reductions in Permitted Investments) in any Person on or after January 1, 2005 resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case to the Company or any of its Restricted Subsidiaries or from the Net Cash Proceeds from the sale of any such Investment (except, in each case, to the extent any such payment or proceeds are included in the calculation of Adjusted Consolidated Net Income), or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investment"), not to exceed, in each case, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Person or Unrestricted Subsidiary.

     The foregoing provision shall not be violated by reason of:

          (i) the payment of any dividend within 60 days after the date of declaration thereof if, at said date of declaration, such payment would comply with the foregoing paragraph;

          (ii) the redemption, repurchase, retirement, defeasance or other acquisition for value of Indebtedness of the Company that is subordinated in right of payment to the Notes, including premium, if any, and accrued and unpaid interest, with the proceeds of, or in exchange for, Indebtedness Incurred under clause (a)(ii) of the second paragraph of Section 4.03;

          (iii) the repurchase, redemption or other acquisition of Capital Stock of the Company (or options, warrants or other rights to acquire such Capital Stock) in exchange for, or out of the proceeds of a substantially concurrent offering of, shares of Capital Stock (or options, warrants or other rights to acquire such Capital Stock) (other than Disqualified Stock) of the Company;

          (iv) the making of any principal payment or the repurchase, redemption, retirement, defeasance or other acquisition for value of Indebtedness of the Company which is subordinated in right of payment to the Notes, in exchange for, or out of the proceeds of, a substantially concurrent offering of, shares of the Capital Stock of the Company (other than Disqualified Stock) (or options, warrants or other rights to acquire such Capital Stock);

          (v) payments or distributions to dissenting stockholders pursuant to applicable law, pursuant to or in connection with a consolidation, merger or transfer of assets that complies with the provisions of this Indenture applicable to mergers, consolidations and transfers substantially all of the property and assets of the Company;

          (vi) the declaration or payment of dividends on the Common Stock of the Company following a Public Equity Offering of such Common Stock, of up to 6.0% per annum of the Net Cash Proceeds received by the Company in such Public Equity Offering;

          (vii) Investments acquired as a capital contribution or in exchange for Capital Stock of the Company (other than Disqualified Stock);

          (viii) the declaration and payment of dividends to Grupo KCSM by the Company in an amount not to exceed its operating expenses, corporate overhead costs and expenses and taxes; provided that the amount so dividended is actually used for such purpose;

          (ix) the redemption, consolidation and reorganization of our Capital Stock as it may be necessary to implement and give effect to a merger between the Company and Grupo KCSM;

          (x) the reorganization of our Capital Stock into equity quotes or equity interests in the event of our conversion (transformacion) into a sociedad de responsibilidad limitada or other form of internal corporate transformation or reorganization; and

          (xi) the making of other Restricted Payments in an aggregate amount, taken together with all other Restricted Payments made pursuant to this clause (xi), of up to $50.0 million.

provided that, except in the cases of clauses (i) and (iii), no Default or Event of Default shall have occurred and be continuing or occur as a consequence of the actions or payments set forth herein.

     Each Restricted Payment permitted pursuant to the preceding paragraph (other than the Restricted Payment referred to in clause (ii) thereof, an exchange of Capital Stock for Capital Stock or Indebtedness referred to in clause (iii) or (iv) thereof, an Investment referred to in clause (vii) thereof, and the dividends referred to in clause (viii) thereof), and the Net Cash Proceeds from any issuance of Capital Stock referred to in clauses (iii) and
(iv), shall be included in calculating whether the conditions of clause (C) of this Section 4.04 have been met with respect to any subsequent Restricted Payments. In the event the proceeds of an issuance of Capital Stock of the Company are used for the redemption, repurchase or other acquisition of Notes or Indebtedness that is pari passu with the Notes, then the Net Cash Proceeds of such issuance shall be included in clause (C) of this Section 4.04 only to the extent such proceeds are not used for such redemption, repurchase or other acquisition of indebtedness.

     SECTION 4.05 Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries. The Company will not permit any Restricted Subsidiary to create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such Restricted Subsidiary owned by the Company or any other Restricted Subsidiary, (ii) pay any Indebtedness owed to the Company or any other Restricted Subsidiary, (iii) make loans or advances to the Company or any other Restricted Subsidiary or (iv) transfer any of its property or assets to the Company or any other Restricted Subsidiary.

     The foregoing provisions shall not restrict any encumbrances or restrictions: (i) existing on the Closing Date, (ii) existing under or by reason of applicable law, (iii) existing with respect to any Person or the property or assets of such Person acquired by the Company or any Restricted Subsidiary, existing at the time of such acquisition and not Incurred in contemplation thereof, which encumbrances or restrictions are not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired, (iv) in the case of transfers of any property or assets of a Restricted Subsidiary to the Company or any other Restricted Subsidiary (A) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset, (B) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by this Indenture or (C) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Company or any Restricted Subsidiary in any manner material to the Company or any Restricted Subsidiary, (v) with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of or property and assets of, such Restricted Subsidiary, or (vi) for the benefit of any holder of a Lien permitted under Section 4.09.

     Nothing contained in this Section 4.05 shall prevent the Company or any Restricted Subsidiary from (i) creating, Incurring, assuming or suffering to exist any Liens otherwise permitted in Section 4.09 or (ii) restricting the sale or other disposition of property or assets of the Company or any of its Restricted Subsidiaries that secure Indebtedness of the Company or any of its Restricted Subsidiaries.

     SECTION 4.06 Limitation on the Issuance and Sale of Capital Stock of Restricted Subsidiaries. The Company will not permit any Restricted Subsidiary, directly or indirectly, to issue or sell, any shares of Capital Stock of a Restricted Subsidiary (including options, warrants or other rights to purchase shares of such Capital Stock) except (i) to the Company or a Wholly Owned Restricted Subsidiary; (ii) issuances of director's qualifying shares or sales to foreign nationals of shares of Capital Stock of foreign Restricted Subsidiaries, to the extent required by applicable law; (iii) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect to such issuance or sale would have been permitted to be made under Section 4.04 if made on the date of such issuance or sale; or
(iv) issuances of Common Stock that has no preference with respect to dividends or upon liquidation, the Net Cash Proceeds of which are promptly applied as provided in clause (ii) of Section 4.11.

     SECTION 4.07 Limitation on Issuances of Guarantees by Restricted Subsidiaries. The Company will not permit any Restricted Subsidiary, directly or indirectly, to Guarantee any Indebtedness of the Company which is pari passu with or subordinate in right of payment to the Notes ("Guaranteed Indebtedness"), unless (i) such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to this Indenture providing for Guarantees (a "Subsidiary Guarantee") of payment of the Notes by such Restricted Subsidiary and (ii) such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Subsidiary Guarantee until the Notes have been paid in full, in U.S. Dollars; provided that this paragraph shall not be applicable to any Guarantee of any Restricted Subsidiary (x) that existed at the time such Person became a Restricted Subsidiary and was not Incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary or (y) of Indebtedness Incurred under the Senior Secured Facilities up to the amount permitted to be Incurred under clause (a)(viii) of the second paragraph of
Section 4.03. If the Guaranteed Indebtedness is (A) pari passu with the Notes, then the Guarantee of such Guaranteed Indebtedness shall be pari passu with, or subordinated to, the Subsidiary Guarantee or (B) subordinated to the Notes, then the Guarantee of such Guaranteed Indebtedness shall be subordinated to the Subsidiary Guarantees at least to the extent that the Guaranteed Indebtedness is subordinated to the Notes.

     Notwithstanding the foregoing, any Subsidiary Guarantee by a Restricted Subsidiary shall provide by its terms that it shall be automatically and unconditionally released and discharged upon: (i) any sale, exchange or transfer, to any Person not an Affiliate of the Company, of all of the Company's and each Restricted Subsidiary's Capital Stock in, or all or substantially all the assets of, such Restricted Subsidiary (which sale, exchange or transfer is not prohibited by this Indenture) or (ii) the release or discharge of the Guarantee which resulted in the creation of such Subsidiary Guarantee, except a discharge or release by or as a result of payment under such Guarantee.

     SECTION 4.08 Limitation on Transactions with Stockholders and Affiliates. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, renew or extend any transaction (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any holder (or any Affiliate of such holder) of 5% or more of any class of Capital Stock of the Company, Grupo KCSM or with any Affiliate of the Company, Grupo KCSM or any Restricted Subsidiary, except upon fair and reasonable terms no less favorable to the Company or such Restricted Subsidiary than could be obtained, at the time of such transaction or, if such transaction is pursuant to a written agreement, at the time of the execution of the agreement providing therefor, in a comparable arm's-length transaction with a Person that is not such a holder or an Affiliate.

     The foregoing limitation does not limit, and shall not apply to (i) transactions (A) approved by a majority of the disinterested members of the Board of Directors, (B) for which the Company or a Restricted Subsidiary delivers to the Trustee a written opinion of a United States nationally recognized investment banking firm (or their Mexican affiliate) stating that the transaction is fair to the Company or such Restricted Subsidiary from a financial point of view or (C) involving consideration of U.S.$5.0 million or less; (ii) the payment of reasonable and customary regular fees to the directors and officers of the Company; (iii) any payments or other transactions pursuant to any tax-sharing agreement between the Company and Grupo KCSM or any Subsidiary of the Company with which the Company files a consolidated tax return or with which the Company is part of a consolidated group for tax purposes; (iv) contributions in cash to the common equity capital of the Company by Grupo KCSM or KCS; (v) any Restricted Payments not prohibited by Section 4.04; (vi) any transaction between the Company or any of its Subsidiaries on the one hand and KCS or any of its Affiliates on the other hand, relating to the provision of transportation or transportation-related services approved in the manner provided in clause (i)(A) above; and (vii) swaps of locomotives or rolling stock not constituting Asset Sales by virtue of paragraph (c) of the definition thereof in Section 1.01 of this Indenture. Notwithstanding the foregoing, any transaction covered by the first paragraph of this Section 4.08 and not covered by clauses (ii) through
(vii) of this paragraph, (a) the aggregate amount of which exceeds U.S.$10.0 million in value, must be approved or determined to be fair in the manner provided for in clause (i)(A) or (B) above, and (b) the aggregate amount of which exceeds U.S.$25.0 million in value, must be determined to be fair in the manner provided for in clause (i)(B) above; provided that such approval or determination of fairness shall not be required with respect to any equipment lease with an Affiliate, provided that an Officer's Certificate is furnished to the Trustee certifying that the terms of the equipment lease are no less favorable to the Company than the terms offered by an unrelated party.

     SECTION 4.09 Limitation on Liens. The Company will not, and will not permit any Restricted Subsidiary to create, Incur, assume or suffer to exist any Lien on any of its or any Restricted Subsidiary's assets or properties of any character, or on any shares of Capital Stock or Indebtedness of any Restricted Subsidiary, without making effective provision for all of the Notes and all other amounts due under this Indenture to be directly secured equally and ratably with (or, if the obligation or liability to be secured by such Lien is subordinated in right of payment to the Notes, prior to) the obligation or liability secured by such Lien.

     The foregoing limitation does not apply to (i) Liens existing on the Closing Date; (ii) Liens securing obligations under the Senior Secured Facilities; (iii) Liens granted after the Closing Date on any of the assets or Capital Stock of the Company or its Restricted Subsidiaries created in favor of the Holders; (iv) Liens with respect to the assets of a Restricted Subsidiary granted by such Restricted Subsidiary to the Company or a Wholly Owned Restricted Subsidiary to secure Indebtedness owing to the Company or such other Restricted Subsidiary; (v) Liens securing Indebtedness which is Incurred to refinance secured Indebtedness which is permitted to be Incurred under clause
(a)(ii) of the second paragraph of Section 4.03; provided that such Liens do not extend to or cover any property or assets of the Company or any of its
Restricted Subsidiary other than the property or assets securing the Indebtedness being refinanced; (vi) Liens on any property or assets of a Restricted Subsidiary securing Indebtedness of such Restricted Subsidiary permitted under Section 4.03; (vii) Permitted Liens; or (viii) Liens permitted under the Existing Indentures.

     SECTION 4.10 Limitation on Sale-Leaseback Transactions. The Company will not, and will not permit any Restricted Subsidiary to enter into any Sale/Leaseback Transaction with respect to any property, except that the Company or any Restricted Subsidiary may enter into a Sale/Leaseback transaction if:

          (i) it would be entitled to Incur Indebtedness in an amount equal to the Attributable Debt with respect to such Sale/Leaseback Transaction pursuant to Section 4.03(a)(vii) of this Indenture;

          (ii) the net proceeds received by the Company or any Restricted Subsidiary in connection with such Sale/Leaseback Transaction are at least equal to the Fair Market Value of such property; and

          (iii) the transfer of such property is permitted by, and the Company or any Restricted Subsidiary applies the proceeds of such transaction in compliance with, Section 4.11 of this Indenture.

     SECTION 4.11 Limitation on Asset Sales. The Company will not, and will not permit any Restricted Subsidiary to, consummate any Asset Sale, unless:

          (i) the consideration received by the Company or such Restricted Subsidiary is at least equal to the Fair Market Value of the assets sold or disposed of, and

          (ii) at least 75.0% of the consideration received (excluding any amount of Released Indebtedness) consists of cash or Temporary Cash Investments. In the event and to the extent that the Net Cash Proceeds received by the Company or any of its Restricted Subsidiaries from one or more Asset Sales occurring on or after the Closing Date in any period of 12 consecutive months exceed 10.0% of Adjusted Consolidated Net Tangible Assets (determined as of the date closest to the commencement of such 12-month period for which a consolidated balance sheet of the Company and its subsidiaries has been filed or provided to the Trustee pursuant to
     Section 4.18), then the Company shall or shall cause a Restricted Subsidiary to (A) within 12 months after the date Net Cash Proceeds so received exceeds 10.0% of Adjusted Consolidated Net Tangible Assets (1) apply an amount equal to such excess Net Cash Proceeds to permanently repay unsubordinated Indebtedness of the Company, or Indebtedness of any Restricted Subsidiary of the Company, in each case owing to a Person other than the Company or any of its Restricted Subsidiaries or (2) invest an equal amount, or the amount not so applied pursuant to clause (1) (or enter into a definitive agreement committing to so invest within 12 months after the date of such agreement), in property or assets (other than current assets) of a nature or type or that are used in a business (or in a company having property and assets of a nature or type, or engaged in a business) similar or related to the nature or type of the property and assets of, or the business of, the Company and its Restricted Subsidiaries existing on the date of such investment, and (B) apply (no later than the end of the 12-month period referred to in clause (A)) such excess Net Cash Proceeds (to the extent not applied pursuant to clause (A)) as provided in the following paragraph of this Section 4.11. The amount of such excess Net Cash Proceeds required to be applied (or to be committed to be applied) during such 12-month period as set forth in clause (A) of the preceding sentence and not applied as so required by the end of such period shall constitute "Excess Proceeds;" and (C) to the extent of the balance of any Net Cash Proceeds after application thereof in accordance with clauses
     (A) and (B), use such Net Cash Proceeds for any general corporate purposes permitted by the terms of this Indenture.

     If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not theretofore subject to an Offer to Purchase pursuant to this
Section 4.11 totals at least U.S.$20.0 million, the Company must commence, not later than the fifteenth Business Day of such month, and consummate an Offer to Purchase from the Holders (and if required by the terms of any Indebtedness that is pari passu with the Notes ("Pari Passu Indebtedness"), from the holders of such Pari Passu Indebtedness) on a pro rata basis an aggregate principal amount of Notes (and Pari Passu Indebtedness) equal to the Excess Proceeds on such date, at a purchase price equal to 100.0% of the principal amount of the Notes (and Pari Passu Indebtedness) plus, in each case, accrued interest (if any) to the date of purchase (the "Excess Proceeds Payment Date").

     SECTION 4.12 Repurchase of Notes upon a Change of Control. The Company must commence, within 30 days of the occurrence of a Change of Control, and consummate an Offer to Purchase for all Notes then outstanding, at a purchase price equal to 101% of the principal amount plus interest (if any) to the date of purchase (the "Change of Control Payment Date").

     SECTION 4.13 Existence. Subject to Articles Four and Five of this Indenture, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and the existence of each of its Restricted Subsidiaries in accordance with the respective organizational documents of the Company and each such Subsidiary and the rights (whether pursuant to charter, partnership certificate, agreement, statute or otherwise), material licenses and franchises of the Company and each such Subsidiary; provided that the Company shall not be required to preserve any such right, license or franchise, or the existence of any Restricted Subsidiary, if
(a) the maintenance or preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries taken as a whole or (b) the failure to maintain or preserve any such right, license or franchise does not have a material adverse effect on the Company and its Restricted Subsidiaries, taken as a whole. In addition, the Company agrees to take such actions, within a reasonable time after the Closing Date (and in any event prior to any proceeding initiated regarding the dissolution of the Company), as may be necessary to ensure that it shall be in good standing under the laws of the jurisdiction of its incorporation, provided that the Company will not be required to take such actions if the failure to be in good standing would not have a material adverse effect on the Company and its Restricted Subsidiaries, taken as a whole. For the avoidance of doubt, nothing in this
Section 4.13 shall prohibit the Company from transforming or converting from a sociedad anonima de capital variable organized under the laws of Mexico to a sociedad de responsabilidad limitada organized under the laws of Mexico.

     SECTION 4.14 Payment of Taxes and Other Claims. The Company will pay or discharge and shall cause each of its Subsidiaries to pay or discharge, or cause to be paid or discharged, before the same shall become delinquent (i) all material taxes, assessments and governmental charges levied or imposed upon (a) the Company or any such Subsidiary, (b) the income or profits of any such Subsidiary which is a corporation or (c) the property of the Company or any such Subsidiary and (ii) all material lawful claims for labor, materials and supplies that, if unpaid, might by law become a lien upon the property of the Company or any such Subsidiary, provided that the Company shall not be required to pay or discharge, or cause to be paid or discharged, any such tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which adequate reserves have been established and so long as the non-payment of or failure to discharge any such tax, assessment, charge or claim would not have a material adverse effect on the Company and its Restricted Subsidiaries, taken as a whole.

     SECTION 4.15 Maintenance of Properties and Insurance. The Company will cause all properties used or useful in the conduct of its business or the business of any of its Restricted Subsidiaries to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided that nothing in this Section 4.15 shall prevent the Company or any such Subsidiary from discontinuing the use, operation or maintenance of any of such properties or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Company, desirable in the conduct of the business of the Company or such Subsidiary or would not have a material adverse effect on the Company and its Restricted Subsidiaries, taken as a whole.

     The Company will provide or cause to be provided, for itself and its Restricted Subsidiaries, reasonably adequate insurance (including appropriate self-insurance) with respect to its properties and business against loss or damage of the kinds customarily insured against by corporations of established reputation engaged in the same or similar businesses similarly situated and owning like properties, of such types and in such amounts, with such deductibles and by such methods as shall be customary for corporations similarly situated in the industry in which the Company or such Restricted Subsidiary, as the case may be, is then conducting business, except to the extent that failure to carry or maintain any such insurance would not, singly or in the aggregate, have a material adverse effect on the condition, financial or otherwise, or the earnings, business or operations of the Company and its subsidiaries, taken as a whole.

     SECTION 4.16 Notice of Defaults. In the event that the Company becomes aware of any Default or Event of Default, the Company, promptly after it becomes aware thereof, will give written notice thereof to the Trustee.

     SECTION 4.17 Compliance Certificates. (a) The Company shall deliver to the Trustee, within 90 days after the end of the Company's fiscal year, an Officers' Certificate stating whether or not the signers know of any Default or Event of Default that occurred during such fiscal year. Such certificates shall contain a certification from the principal executive officer, principal financial officer or principal accounting officer of the Company that a review has been conducted of the activities of the Company and the Restricted Subsidiaries and the Company's performance under this Indenture and that, to their knowledge, the Company has complied with all conditions and covenants under this Indenture. For purposes of this Section

4.17, such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture. If the Officers of the Company signing such certificate do know of such a Default or Event of Default, the certificate shall describe the nature of any such Default or Event of Default and its status.

     (b) The Company shall deliver to the Trustee, within 90 days after the end of its fiscal year, a certificate signed by the Company's independent certified public accountants stating (i) that their audit examination has included a review of the terms of this Indenture and the Notes as they relate to accounting matters, (ii) that they have read the most recent Officers' Certificate delivered to the Trustee pursuant to paragraph (a) of this Section 4.17 and
(iii) whether, in connection with their audit examination, anything came to their attention that caused them to believe that the Company was not in compliance with any of the terms, covenants, provisions or conditions of Article Four and Section 5.01 of this Indenture as they pertain to accounting matters and, if any Default or Event of Default has come to their attention, specifying the nature and period of existence thereof; provided that such independent certified public accountants shall not be liable in respect of such statement by reason of any failure to obtain knowledge of any such Default or Event of Default that would not be disclosed in the course of an audit examination conducted in accordance with generally accepted auditing standards in effect at the date of such examination.

     (c) Within 90 days of the end of the Company's fiscal year, the Company shall deliver to the Trustee a list of all Significant Subsidiaries. The Trustee shall have no duty with respect to any such list except to keep it on file and available for inspection by the Holders.

     SECTION 4.18 Commission Reports and Reports to Holders. At all times from and after the Closing Date, whether or not the Company is then required to file reports with the Commission, for so long as any Notes are outstanding, the Company shall file with the Commission all such reports and other information as it would be required to file with the Commission by Sections 13 or 15(d) under the Exchange Act if it was subject thereto, unless the Commission does not permit such filings, in which case the Company shall provide such reports and other information to the Trustee (within the same time periods that would be applicable if the Company were required and permitted to file reports with the Commission) and instruct the Trustee to mail such reports and other information to Holders at their addresses set forth on the Note Register. The Company shall supply the Trustee and each Holder or shall supply to the Trustee for forwarding to each such Holder, without cost to such Holder, copies of such reports and other information. Notwithstanding the foregoing, as long as the Company is subject to informational requirements of the Exchange Act and in accordance therewith files reports and other information with the Commission, the Trustee and each Holder shall be deemed to have been supplied with the foregoing reports and forms at the time such Trustee or holder may electronically access such reports and forms by means of the Commission's homepage on the internet or at KCS's homepage on the internet. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such reports, information and documents shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer's Certificates).

     SECTION 4.19 Waiver of Stay, Extension or Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever, claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of, premium, if any, or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

     SECTION 4.20 Additional Amounts. Any and all payments made by the Company to the Holders, under or with respect to the Notes, will be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge (including any interest or penalties with respect thereto) imposed or levied by or on behalf of Mexico or any political subdivision thereof or by any authority or agency therein or thereof having power to tax (hereinafter "Mexican
Withholding Taxes"), unless the withholding or deduction of such Mexican Withholding Taxes is required by law or by the administration thereof. In the event any Mexican Withholding Taxes are required to be so withheld or deducted, the Company will (i) pay such additional amounts ("Additional Amounts") as will result in receipt by the Holders of such amounts as would have been received by them had no such withholding or deduction been required, (ii) deduct or withhold such Mexican Withholding Taxes and (iii) remit the full amount so deducted or withheld to the relevant taxing or other authority. Notwithstanding the foregoing, no such Additional Amounts shall be payable for or on account of:

          (a) any Mexican Withholding Taxes which would not have been imposed or levied on a Holder but for the existence of any present or former connection between the Holder or beneficial owner of the Notes and Mexico or any political subdivision or territory or possession thereof or area subject to its jurisdiction, including, without limitation, such Holder or beneficial owner (i) being or having been a citizen or resident thereof,
     (ii) maintaining or having maintained an office, permanent establishment, fixed base or branch therein, or (iii) being or having been present or engaged in trade or business therein, except for a connection solely arising from the mere ownership of, or receipt of payment under, such Note or the exercise or enforcement of rights under this Indenture;

          (b) except as otherwise provided, any estate, inheritance, gift, sales, transfer, or personal property or similar tax, assessment or other governmental charge;

          (c) any Mexican Withholding Taxes that are imposed or levied by reason of the failure by the Holder or beneficial owner of such Note to comply with any certification, identification, information, documentation, declaration or other reporting requirement which is required or imposed by a statute, treaty, regulation, general rule or administrative practice as a precondition to exemption from, or reduction in the rate of, the imposition, withholding or deduction of any Mexican Withholding Taxes; provided that at least 60 days prior to (i) the first payment date with respect to which the Company shall apply this clause (c) and, (ii) in the event of a change in such certification, identification, information, documentation, declaration or other reporting requirement, the first payment date subsequent to such change, the Company shall have notified the Trustee, in writing, that the Holders or beneficial owners of the Notes will be required to provide such certification, identification, information or documentation, declaration or other reporting;

          (d) any Mexican Withholding Taxes that are imposed or levied by reason of the failure by the Holder or beneficial owner of such Note to timely comply (subject to the conditions set forth below) with a written request by or on behalf of the Company to provide information, documentation or other evidence concerning the nationality, residence, identity, or registration with the Ministry of Finance and Public Credit of the Holder or beneficial owner of such Note that is necessary from time to time to determine the appropriate rate of deduction or withholding of Mexican Withholding Taxes applicable to such Holder or beneficial owner; provided that at least 60 days prior to the first payment date with respect to which the Company shall apply this clause (d), the Company shall have notified the Trustee, in writing, that such Holders or beneficial owners of the Notes will be required to provide such information, documentation or other evidence;

          (e) the presentation of such Note (where presentation is required) for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later, except to the extent that the Holder or the beneficial owner of such Note would have been entitled to Additional Amounts in respect of such Mexican Withholding Taxes on presenting such Note for payment on any date during such 30-day period;

          (f) any Mexican Withholding Taxes that are payable only by a method other than withholding or deduction; or

          (g) any combination of item (a), (b), (c), (d), (e), or (f) above.

Notwithstanding the foregoing, the limitations on the Company's obligation to pay Additional Amounts set forth in clauses (c) and (d) above shall not apply if the provision of the certification, identification, information, documentation, declaration or other evidence described in such clauses (c) and (d) would be materially more onerous, in form, in procedure or in the substance of information disclosed, to a Holder or beneficial owner of a Note (taking into account any relevant differences between United States and Mexican law, regulation or administrative practice) than comparable information or other applicable reporting requirements imposed or provided for under United States federal income tax law (including the United States-Mexico Income Tax Treaty), regulations (including proposed regulations) and administrative practice. In addition, the limitations on the Company's obligation to pay Additional Amounts set forth in clauses (c) and (d) above shall not apply if Rule 3.23.8 published in the Official Gazette of the Federation of Mexico Official Gazette of the Federation of Mexico on April 30, 2004, as amended, or a substantially similar successor of such rule is in effect, unless (i) the provision of the certification, identification, information, documentation, declaration or other evidence described in clauses (c) and (d) is expressly required by statute, regulation, ruling or general rules or administrative practice in order to apply Rule 3.23.8, as amended (or a substantially similar successor of such rule), the Company cannot obtain such certification, identification, information, documentation, declaration or other evidence or satisfy any other reporting requirements, on its own through reasonable diligence and the Company otherwise would meet the requirements for application of Rule 3.23.8, as amended (or such successor of such rule) or (ii) in the case of a Holder or beneficial owner of a Note that is a pension fund or other tax-exempt organization, such Holder or beneficial owner would be subject to Mexican Withholding Taxes at a rate less than that provided by Article 195,
Section II, paragraph (a) of the Mexican Income Tax Law in connection with Rule 3.23.8, as amended, if the information, documentation or other evidence required under clause (d) above were provided. In addition, clause (c) above shall not be construed to require that a non-Mexican pension or retirement fund, a non-Mexican tax-exempt organization, a non-Mexican financial institution or any other Holder or beneficial owner of a Note register with the Ministry of Finance and Public Credit for the purpose of establishing eligibility for an exemption from or reduction of Mexican Withholding Taxes.

     The Company will, upon written request, provide the Trustee, the Holders and the Paying Agent with a duly certified or authenticated copy of an original receipt of the payment of Mexican Withholding Taxes which the Company has withheld or deducted in respect of any payments made under or with respect to the Notes.

     In the event that Additional Amounts actually paid with respect to any Notes are based on Mexican Withholding Taxes in excess of the appropriate Mexican Withholding Taxes applicable to the Holder or beneficial owner of such Notes and, as a result thereof, such Holder or beneficial owner is entitled to make a claim for a refund of such excess, or credit such excess against Mexican taxes, then, to the extent it is able to do so without jeopardizing its entitlement to such refund or credit, such Holder or beneficial owner shall, by accepting the Notes, be deemed to have assigned and transferred all right, title and interest to any claim for a refund or credit of such excess to the Company. By making such assignment and transfer, the Holder or beneficial owner makes no representation or warranty that the Company will be entitled to receive such claim for a refund or credit and Incurs no other obligation with respect thereto (including executing or delivering any documents and paying any costs or expenses of the Company relating to obtaining such refund). Nothing contained in this paragraph shall interfere with the right of each Holder or beneficial owner of a Note to arrange its tax affairs in whatever manner it thinks fit nor oblige any Holder or beneficial owner of a Note to claim any refund or credit or to disclose any information relating to its tax affairs or any computations in respect thereof or to do anything that would prejudice its ability to benefit from any other credits, reliefs, remissions or repayments to which it may be entitled.

     If the Company is obligated to pay Additional Amounts with respect to any payment under or with respect to the Notes (other than Additional Amounts payable on the date of this Indenture), the Company will, upon written request, deliver to the Trustee an Officers' Certificate stating the fact that such Additional Amounts are payable and the amounts so payable.

     In addition, the Company will pay any stamp, issue, registration, documentary or other similar taxes and other similar duties (including interest and penalties with respect thereto) imposed or levied by Mexico (or any political subdivision or taxing authority thereof or therein) in respect of the creation, issue and offering of the Notes.

     The Company undertakes that it shall use commercially reasonable efforts in compliance with applicable law to maintain a Paying Agent in a member state of the European Union that is not obliged to deduct or withhold pursuant to European Council Directive 2003/48/EC (as amended) or any other Directive implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 on the taxation of savings income in the form of interest payments or any law implementing or complying with, or introduced in order to conform to, such Directive.

     SECTION 4.21 Comision Nacional Bancaria y de Valores. Promptly after the date of this Indenture, the Company will furnish to the Comision Nacional Bancaria y de Valores of Mexico all information necessary to complete the registration of the Notes in the Special Section of the National Registry of Securities.

     SECTION 4.22 Covenant Termination. From and after any time that:

          (a) any Notes have an Investment Grade Rating from both the Rating Agencies; and

          (b) no Default or Event of Default has occurred and is continuing under the Indenture,

the Company and its Restricted Subsidiaries shall not be subject to Sections 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.10 and 4.11.


                                  ARTICLE FIVE
                              SUCCESSOR CORPORATION

     SECTION 5.01 When Company May Merge, Etc. The Company will not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person or permit any Person to merge with or into the Company unless: (i) the Company shall be the continuing Person, or the Person (if other than the Company) formed by such consolidation or into which the Company is merged or that acquired or leased such property and assets of the Company shall be a corporation organized and validly existing under the laws of Mexico (including, without limitation, a sociedad responsabilidad limitada), the United States of America or any jurisdiction of either such country and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, all of the obligations of the Company on all of the Notes and under this Indenture; (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; (iii) immediately after giving effect to such transaction on a pro forma basis, the Company, or any Person becoming the successor obligor of the Notes, could incur at least U.S.$1.00 of Indebtedness under the first paragraph of Section 4.03; provided that this clause (iii) shall not apply to a consolidation or merger of the Company with Grupo KCSM, or with or into a Wholly Owned Restricted Subsidiary with a positive net worth; provided that, in connection with any such consolidation or merger, no consideration (other than Common Stock in the surviving Person or the Company) shall be issued or distributed to the stockholders of the Company; and (iv) the Company delivers to the Trustee an Officers' Certificate (attaching the arithmetic computations to demonstrate compliance with clause (iii)) and an Opinion of Counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture complies with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with; provided, however, that (A) clause (iii) above does not apply if, in the good faith determination of the Board of Directors of the Company, whose determination shall be evidenced by a Board Resolution, the principal purpose of such transaction is to change the jurisdiction of incorporation of the Company or to incorporate the Company under the laws of a state of the United States; and (B) only clause (i) shall apply to a merger of the Company and Grupo KCSM; and provided further that any such transaction shall not have as one of its purposes the evasion of the foregoing limitations.

     SECTION 5.02 Successor Substituted. Upon any consolidation or merger, or any sale, conveyance, transfer or other disposition of all or substantially all of the property and assets of the Company in accordance with Section 5.01 of this Indenture, the successor Person formed by such consolidation or into which the Company is merged or to which such sale, conveyance, transfer or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein.


                                  ARTICLE SIX
                              DEFAULT AND REMEDIES

     SECTION 6.01 Events of Default. An "Event of Default" shall occur with respect to the Notes if:

          (a) the Company defaults in the payment of principal of (or premium, if any, on) any Note when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise;

          (b) the Company defaults in the payment of interest on any Note when the same becomes due and payable, and such default continues for a period of 30 days;

          (c) the Company defaults in the performance of or breaches the provisions of Article Five or fails to make or consummate an Offer to Purchase in accordance with Section 4.11 or Section 4.12;

          (d) the Company defaults in the performance of or breaches any other covenant or agreement of the Company in this Indenture or under the Notes (other than a default specified in clause (a), (b) or (c) above), and such default or breach continues for a period of 60 consecutive days after written notice by the Trustee or the Holders of 25% or more in aggregate principal amount of the Notes;

          (e) there occurs with respect to any issue or issues of Indebtedness of the Company or any of its Significant Subsidiaries having an outstanding principal amount of U.S.$20.0 million or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created, (i) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration and/or (ii) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default;

          (f) [intentionally omitted];

          (g) any final judgment or order (not covered by insurance) for the payment of money in excess of U.S.$15.0 million in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not so covered) shall be rendered against the Company or any of its Significant Subsidiaries and shall not be paid or discharged, and there shall be any period of 30 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed U.S.$15.0 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

          (h) a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of the Company or any of its Significant Subsidiaries in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any of its Significant Subsidiaries or for all or substantially all of the property and assets of the Company or any of its Significant Subsidiaries or (C) the winding up or liquidation of the affairs of the Company or any of its Significant Subsidiaries and, in each case, such decree or order shall remain unstayed and in effect for a period of 30 consecutive days;

          (i) the Company or any of its Significant Subsidiaries (A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, sindico, custodian, trustee, sequestrator or similar official of the Company or any of its Significant Subsidiaries or for all or substantially all of the property and assets of the Company or any of its Significant Subsidiaries or (C) effects any general assignment for the benefit of creditors; or

          (j) (A) the Concession Title shall cease to grant to the Company the rights (including exclusive rights) originally provided therein and such cessation has had a material adverse effect on the Company and its Restricted Subsidiaries taken as a whole; (B) (x) the Concession Title shall for any reason be terminated and not reinstated within 30 days or (y) rights provided therein which were originally exclusive to the Company shall become nonexclusive and the cessation of such exclusivity has had a material adverse effect on the Company and its Restricted Subsidiaries, taken as a whole; or





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

     (C) the operations of the Northeast Rail Lines shall be commandeered or repossessed (a requisa) for a period of 90 days or more.

     SECTION 6.02 Acceleration. If an Event of Default (other than an Event of Default specified in clause (h), (i) or (j)(B)(x) above that occurs with respect to the Company) occurs and is continuing under this Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, by written notice to the Company (and to the Trustee if such notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare the principal of, premium, if any, and accrued interest on the Notes to be immediately due and payable. Upon a declaration of acceleration, such principal of, premium, if any, and accrued interest shall be immediately due and payable. In the event of a declaration of acceleration because an Event of Default set forth in clause (e) above has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (e) shall be remedied or cured by the Company or its Significant Subsidiary or waived by the holders of the Indebtedness within 60 days after the declaration of acceleration with respect thereto. If an Event of Default specified in clause
(h), (i) or (j)(B)(x) above occurs with respect to the Company and is continuing, the principal of, premium, if any, and accrued interest on the Notes then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of at least a majority in principal amount of the outstanding Notes, by written notice to the Company and to the Trustee, may waive all past defaults and rescind and annul a declaration of acceleration and its consequences if (i) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived and (ii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

     SECTION 6.03 Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, premium, if any, or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

     The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.

     SECTION 6.04 Waiver of Past Defaults. Subject to Sections 6.02, 6.07 and 9.02, the Holders of at least a majority in principal amount of the outstanding Notes, by notice to the Trustee, may waive an existing Default or Event of Default and its consequences, except a Default in the payment of principal of, premium, if any, or interest on any Note as specified in clause (a) or (b) of
Section 6.01 or in respect of a covenant or provision of this Indenture which cannot be modified or amended without the consent of the Holder of each outstanding Note affected. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

     SECTION 6.05 Control by Majority. The Holders of at least a majority in aggregate principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; provided that the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders not joining in the giving of such direction; and provided further that the Trustee may take any other action it deems proper that is not inconsistent with any directions received from Holders of Notes pursuant to this Section 6.05.

     SECTION 6.06 Limitation on Suits. A Holder may not institute any proceeding, judicial or other remedy, with respect to this Indenture or the Notes, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

          (i) such Holder has previously given to the Trustee written notice of a continuing Event of Default;

          (ii) the Holders of at least 25% in aggregate principal amount of outstanding Notes shall have made a written request to the Trustee to pursue the remedy;

          (iii) such Holder or Holders have offered to the Trustee indemnity reasonably satisfactory to the Trustee against any costs, liabilities or expenses to be incurred in compliance with such request;

          (iv) the Trustee for 60 days after its receipt of such notice has failed to institute any such proceeding; and

          (v) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes have not given the Trustee a direction that is inconsistent with such written request.

     For purposes of Section 6.05 of this Indenture and this Section 6.06, the Trustee shall comply with TIA Section 316(a) in making any determination of whether the Holders of the required aggregate principal amount of outstanding Notes have concurred in any request or direction of the Trustee to pursue any remedy available to the Trustee or the Holders with respect to this Indenture or the Notes or otherwise under the law.

     A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

     SECTION 6.07 Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal of, premium, if any, or interest on such Holder's Note on or after the respective due dates expressed on such Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

     SECTION 6.08 Collection Suit by Trustee. If an Event of Default in payment of principal, premium or interest specified in clause (a) or (b) of Section 6.01 occurs





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

and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor of the Notes for the whole amount of principal, premium, if any, and accrued interest remaining unpaid, together with interest on overdue principal, premium, if any, and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate specified in the Notes, and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

     SECTION 6.09 Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor of the Notes), its creditors or its property and shall be entitled and empowered to collect and receive any monies, securities or other property payable or deliverable upon conversion or exchange of the Notes or upon any such claims and to distribute the same, and any custodian, receiver, assignee, sindico, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.07. Nothing herein contained shall be deemed to empower the Trustee to authorize or consent to, or accept or adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

     SECTION 6.10 Priorities. If the Trustee collects any money pursuant to this Article Six, it shall pay out the money in the following order:

          First: to the Trustee for all amounts due under Section 7.07;

          Second: to Holders for amounts then due and unpaid for principal of, premium, if any, and interest on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal, premium, if any, and interest, respectively; and

          Third: to the Company, or as a court of competent jurisdiction may direct.

     The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

     SECTION 6.11 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of the suit, and the court may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 of this Indenture, or a suit by Holders of more than 10% in principal amount of the outstanding Notes.

     SECTION 6.12 Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then, and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Company, the Trustee and the Holders shall continue as though no such proceeding had been instituted.

     SECTION 6.13 Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or wrongfully taken Notes in Section 2.09, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

     SECTION 6.14 Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article Six or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.


                                 ARTICLE SEVEN
                                     TRUSTEE

     SECTION 7.01 General. The duties and responsibilities of the Trustee shall be as provided by the TIA and as set forth herein. If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and shall use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of its own affairs. Except during the continuance of an Event of Default, the Trustee need only perform those duties as are specifically set forth in this Indenture and the Notes. Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not herein expressly so provided, every provision of this Indenture relating to the





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

conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Article Seven.

     SECTION 7.02 Certain Rights of Trustee. Subject to TIA Sections 315(a) through (d):

          (i) the Trustee may conclusively rely, and shall be protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in any such document;

          (ii) before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion;

          (iii) the Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent appointed with due care;

          (iv) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction;

          (v) the Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers conferred upon the Trustee, under this Indenture;

          (vi) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers' Certificate;

          (vii) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company personally or by agent or attorney at the expense of the Company and shall incur no liability of any kind by reason of such inquiry or investigation;

          (viii) the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it thereunder in good faith and in reliance thereon;

          (ix) the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture; and

          (x) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, co-trustee, custodian and other Person employed to act hereunder.

     SECTION 7.03 Individual Rights of Trustee. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not the Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to TIA Sections 310(b) and 311.

     SECTION 7.04 Trustee's Disclaimer. The Trustee (i) makes no representation as to the validity or adequacy of this Indenture or the Notes, (ii) shall not he accountable for the Company's use or application of the proceeds from the Notes and (iii) shall not be responsible for any statement in the Notes other than its certificate of authentication.

     SECTION 7.05 Notice of Default. If any Default or any Event of Default occurs and is continuing and if such Default or Event of Default is known to a Responsible Officer of the Trustee, the Trustee shall mail to each Holder in the manner and to the extent provided in TIA Section 313(c) notice of the Default or Event of Default within 90 days after it occurs, unless such Default or Event of Default has been cured; provided, however, that, except in the case of a default in the payment of the principal of, premium, if any, or interest on any Note, the Trustee shall be protected in withholding such notice if and so long as a trust committee of Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders.

     SECTION 7.06 Reports by Trustee to Holders. Within 60 days after each May 15, beginning with May 15, 2008, the Trustee shall mail to each Holder as provided in TIA Section 313(c) a brief report dated as of such May 15, if required by TIA Section 313(a).

     SECTION 7.07 Compensation and Indemnity. The Company shall pay to the Trustee and each Paying Agent such compensation as shall be agreed upon in writing for its services. The compensation of the Trustee and any Paying Agent shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee and each Paying Agent upon request for all reasonable out-of-pocket expenses and advances incurred





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

or made by the Trustee and each Paying Agent. Such expenses shall include the reasonable compensation and expenses of the Trustee's or such Paying Agent's agents and counsel.

     The Company shall indemnify the Trustee, its agents and officers, and each Paying Agent against any and all losses, liabilities, obligations, damages, penalties, judgments, actions, claims, suits, proceedings, such reasonable costs and expenses (including reasonable fees and disbursements of counsel) of any kind whatsoever which may be incurred by the Trustee, its agents and officers, or such Paying Agent arising out of or in connection with the acceptance or administration of its duties under this Indenture; provided, however, that the Company need not reimburse any expense or indemnify against any loss, obligation, damage, penalty, judgment, action, suit, proceeding, reasonable cost or expense (including reasonable fees and disbursements of counsel) of any kind whatsoever which may be incurred by the Trustee or such Paying Agent, as the case may be, in connection with any investigative, administrative or judicial proceeding (whether or not such indemnified party is designated a party to such proceeding) in which and to the extent that it is determined that the Trustee, its agents and officers, or any Paying Agent acted with negligence, bad faith or willful misconduct. The Trustee and each Paying Agent shall notify the Company promptly of any claim of which a Responsible Officer of the Trustee or an officer of such Paying Agent has received written notice for which it may seek indemnity. Failure by the Trustee or any Paying Agent to so notify the Company shall not relieve the Company of its obligations hereunder, unless the Company is materially prejudiced thereby. The Company shall defend the claim and the Trustee and such Paying Agent, as the case may be, shall cooperate in the defense. Unless otherwise set forth herein, the Trustee or any Paying Agent may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent.

     To secure the Company's payment obligations in this Section 7.07, the Trustee and any Paying Agent shall have a lien prior to the Notes on all money or property held or collected by the Trustee or any Paying Agent, in its capacity as Trustee or Paying Agent, except money or property held in trust by the Trustee or any Paying Agent to pay principal of, premium, if any, and interest on particular Notes.

     If the Trustee or Paying Agent incurs expenses or renders services after the occurrence of an Event of Default specified in clause (h) or (i) of Section 6.01, the expenses and the compensation for the services will be intended to constitute expenses of administration under Title 11 of the United States Bankruptcy Code or any applicable federal or state law for the relief of debtors.

     The provisions of this Section 7.07 shall survive the termination of this Indenture and the resignation or removal of the Trustee.

     SECTION 7.08 Replacement of Trustee. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

     The Trustee may resign at any time by so notifying the Company in writing at least 30 days prior to the date of the proposed resignation. The Holders of a majority in principal





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

amount of the outstanding Notes may remove the Trustee by so notifying the Trustee in writing and may appoint a successor Trustee with the consent of the Company. The Company may at any time remove the Trustee by Company Order given at least 30 days prior to the date of the proposed removal.

     If the Trustee resigns or is removed, or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company. If the successor Trustee does not deliver its written acceptance required by the next succeeding paragraph of this Section 7.08 within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee at the expense of the Company, the Company or the Holders of a majority in principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company, immediately after the delivery of such written acceptance, subject to the lien provided in Section 7.07, (i) the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, (ii) the resignation or removal of the retiring Trustee shall become effective and (iii) the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

     If the Trustee is no longer eligible under Section 7.10, any Holder who satisfies the requirements of TIA Section 310(b) may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     The Company shall give notice of any resignation and any removal of the Trustee and each appointment of a successor Trustee to all Holders. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

     Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligation under Section 7.07 shall continue for the benefit of the retiring Trustee.

     SECTION 7.09 Successor Trustee by Merger, Etc. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, trust company or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act shall be the successor Trustee with the same effect as if the successor Trustee had been named as the Trustee herein.

     SECTION 7.10 Eligibility. This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1). The Trustee (together with its parent) shall have a combined capital and surplus of at least U.S.$25.0 million as set forth in its most recent published annual report of condition.

     SECTION 7.11 Money Held in Trust. The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law and except for money held in trust under Article Eight and Article Twelve of this Indenture.

     SECTION 7.12 Withholding Taxes. The Trustee, as agent for the Company, shall exclude and withhold from each payment of principal and interest and other amounts due hereunder or under the Notes any and all U.S. withholding taxes applicable thereto as required by U.S. law. The Trustee agrees to act as such withholding agent and, in connection therewith, whenever any present or future U.S. taxes or similar charges are required to be withheld with respect to any amounts payable in respect of the Notes, to withhold such amounts and timely pay the same to the appropriate U.S. authority in the name of and on behalf of the Holders of the Notes, that it will file any necessary U.S. withholding tax returns or statements when due, and that, as promptly as possible after the payment thereof, it will deliver to each Holder appropriate documentation showing the payment thereof, together with such additional documentary evidence as such Holders may reasonably request from time to time.

     SECTION 7.13 Appointment of Co-Trustee. It is the purpose of this Indenture that there shall be no violation of any law of any jurisdiction (including particularly the law of the relevant state) denying or restricting the right of banking corporations or associations to transact business as trustee in such jurisdiction. It is recognized that in case of litigation under this Indenture, and in particular in case of the enforcement thereof on default, or in the case the Trustee deems that by reason of any present or future law of any jurisdiction it may not exercise any of the powers, rights or remedies herein granted to the Trustee or hold title to the properties, in trust, as herein granted or take any action which may be desirable or necessary in connection therewith, it may be necessary that the Trustee appoint an individual or institution as a separate or co-trustee. The following provisions of this Section are adopted to these ends.

     In the event that the Trustee appoints an additional individual or institution as a separate or co-trustee, each and every remedy, power, right, claim, demand, cause of action, immunity, estate, title, interest and lien expressed or intended by this Indenture to be exercised by or vested in or conveyed to the Trustee with respect thereto shall be exercisable by and vest in such separate or co-trustee but only to the extent necessary to enable such separate or co-trustee to exercise such powers, rights and remedies, and only to the extent that the Trustee by the laws of any jurisdiction (including particularly the relevant state) is incapable of exercising such powers, rights and remedies and every covenant and obligation necessary to the exercise thereof by such separate or co-trustee shall run to and be enforceable by either of them. No Trustee hereunder shall be personally liable by reason of any act or omission of any other Trustee hereunder, nor will the act or omission of any Trustee hereunder be imputed to any other Trustee.

     Should any instrument in writing from the Company be required by the separate or co-trustee so appointed by the Trustee for more fully and certainly vesting in and confirming to such properties, rights, powers, trusts, duties and obligations, any and all such instruments in writing shall, on request, be executed, acknowledged and delivered by the Company at the expense of the Company; provided, that if an Event of Default shall have occurred and be continuing, if the Company does not execute any such instrument within 15 days after a request therefor, the Trustee shall be empowered as an attorney-in-fact for the Company to execute any such instrument in the Company's name and stead. In case any separate or co-trustee or a successor to either shall die, become incapable of acting, resign or be removed, all the estates, properties, rights, powers, trusts, duties and obligations of such separate or co-trustee, so far as permitted by law, shall vest in and be exercised by the Trustee until the appointment of a new trustee or successor to such separate or co-trustee.


                                 ARTICLE EIGHT
                       DISCHARGE OF INDENTURE, DEFEASANCE

     SECTION 8.01 Termination of Company's Obligations. Except as otherwise provided in this Section 8.01, the Company may terminate its obligations under the Notes and this Indenture if:

          (i) all Notes previously authenticated and delivered (other than destroyed, lost or stolen Notes that have been replaced or Notes that are paid pursuant to Section 4.01 or Notes for whose payment money or securities have theretofore been held in trust and thereafter repaid to the Company, as provided in Section 8.05) have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it hereunder; or

          (ii) (A) all Notes not theretofore delivered to the Trustee have become due and payable, mature within one year or all of them are to be called for redemption within one year under arrangements satisfactory to the Trustee for giving the notice of redemption, (B) the Company irrevocably deposits or causes to be deposited in trust with the Trustee during such one-year period, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds solely for the benefit of the Holders for that purpose, money or Government Securities sufficient, without consideration of any reinvestment of any interest thereon, to pay principal, premium, if any, and interest on the Notes to maturity or redemption, as the case may be, and to pay all other sums payable by it hereunder, (C) the Company has paid all other sums payable by it hereunder, and (D) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel each stating (and such statements shall be true) that (1) all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture have been complied with and (2) such satisfaction and discharge will not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument (which, in the case of the Opinion of Counsel, would be any other material agreement or instrument known to such counsel after due inquiry) to which the Company is a party or by which it is bound.

     With respect to the foregoing clause (i), the Company's  obligations  under
Section 7.07 shall survive. With respect to the foregoing clause (ii), the Company's obligations in Sections 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 2.08,
2.09, 4.02, 7.07, 7.08, 8.04 and 8.05 shall survive until the Notes are no longer outstanding. Thereafter, only the Company's obligations in Sections 7.07 and 8.05 shall survive such satisfaction and discharge. After any such irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations, as the case may be, under the Notes and this Indenture, except for those surviving obligations specified above.

     SECTION 8.02 Defeasance and Discharge of Indenture. The Company will be deemed to have paid and will be discharged from any and all obligations in respect of the Notes on the 123rd day after the date of the deposit referred to in clause (A) of this Section 8.02 if:

          (A) with reference to this Section 8.02, the Company has irrevocably deposited or caused to be irrevocably deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10 of this Indenture) and conveyed all right, title and interest for the benefit of the Holders, under the terms of an irrevocable trust agreement in form and substance reasonably satisfactory to the Trustee as trust funds in trust, specifically pledged to the Trustee for the benefit of the Holders as security for payment of the principal of, premium, if any, and interest, if any, on the Notes, and dedicated solely to the benefit of the Holders, in and to (1) money in an amount, (2) Government Securities that, through the payment of interest, premium, if any, and principal in respect thereof in accordance with their terms, will provide, not later than one day before the due date of any payment referred to in this clause (A), money in an amount or (3) a combination thereof in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, without consideration of the reinvestment of such interest and after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the Trustee, the principal of, premium, if any, and accrued interest on the outstanding Notes at the Stated Maturity of such principal or interest; provided that the Trustee shall have been irrevocably instructed by the Company to apply such money or the proceeds of such Government Securities to the payment of such principal, premium, if any, and interest with respect to the Notes;

          (B) such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

          (C) immediately after giving effect to such deposit on a pro forma basis, no Default or Event of Default shall have occurred and be continuing on the date of such deposit; and no Default or Event of Default shall occur during the period ending on the 123rd day after such date of deposit;

          (D) the Company shall have delivered to the Trustee (1) either (x) a ruling directed to the Trustee received from the Internal Revenue Service to the effect that the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the Company's exercise of its option under this Section 8.02 and will be subject to United States federal income tax on the same amount and in the same manner and at the same times as would have been the case if such option had not been exercised or (y) an Opinion of Counsel to the same effect as the ruling described in clause (1)(x) above accompanied by a ruling to that effect published by the Internal Revenue Service, unless such Opinion of Counsel states that there has been a change in the applicable United States federal income tax law since the date of this Indenture such that a ruling from the Internal Revenue Service is no longer required, (2) either (x) an Opinion of Counsel to the effect that, based upon Mexican tax law then in effect, Holders will not recognize income, gain or loss for Mexican federal income tax (including withholding tax) purposes as a result of the Company's exercise of its option under this Section 8.02 and will be subject to Mexican federal income tax (including withholding tax) on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred, or (y) a ruling directed to the Trustee received from the Mexican taxing authorities to the same effect as the Opinion of Counsel described in clause (2)(x) above, and (3) an Opinion of Counsel to the effect that (x) the creation of the defeasance trust does not violate the Investment Company Act of 1940 and (y) after the passage of 123 days following the deposit, the trust funds will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law in a case commenced by or against the Company under either such statute;

          (E) if the Notes are then listed on a national securities exchange, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that such deposit defeasance and discharge will not cause the Notes to be delisted; and

          (F) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance contemplated by this Section 8.02 have been complied with.

     Notwithstanding the foregoing, prior to the end of the 123-day period referred to in this Section 8.02, none of the Company's obligations under this Indenture shall be discharged. Subsequent to the end of such 123-day period with respect to this Section 8.02, the Company's obligations in Sections 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 2.09, 4.02, 7.07, 7.08 and 8.05 shall survive until the Notes are no longer outstanding. Thereafter, only the Company's obligations in Sections 7.07, 8.04 and 8.05 shall survive. If and when a ruling or an Opinion of Counsel referred to in clauses (D)(1) and (D)(2) of this
Section 8.02 may be provided specifically without regard to, and not in reliance upon, the continuance of the Company's obligations under Section 4.01, then the Company's obligations under such Section 4.01 shall cease upon delivery to the Trustee of such ruling or Opinion of Counsel and compliance with the other conditions precedent provided for herein relating to the defeasance contemplated by this Section 8.02.

     After any such irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under the Notes and this Indenture except for those surviving obligations in the immediately preceding paragraph.

     SECTION 8.03 Defeasance of Certain Obligations. The Company may omit to comply with any term, provision or condition set forth in clause (iii) of
Section 5.01 and Sections 4.03 through 4.18, and clause (c) of Section 6.01 with respect to clause (iii) of Section 5.01, and clauses (d), (e) and (g) of Section
6.01 shall be deemed not to be Events of Default, in each case with respect to the outstanding Notes, if:

          (i) with reference to this Section 8.03, the Company has irrevocably deposited or caused to be irrevocably deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10) and conveyed all right, title and interest to the Trustee for the benefit of the Holders, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee as trust funds in trust, specifically pledged to the Trustee for the benefit of the Holders as security for payment of the principal of, premium, if any, and interest, if any, on the Notes, and dedicated solely to the benefit of the Holders, in and to (A) money in an amount, (B) Government Securities that, through the payment of interest and principal in respect thereof in accordance with their terms, will provide, not later than one day before the due date of any payment referred to in this clause (i), money in an amount or (C) a combination thereof in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, without consideration of the reinvestment of such interest and after payment of all federal, state, local and foreign taxes or other charges and assessments in respect thereof payable by the Trustee, the principal of, premium, if any, and interest on the outstanding Notes on the Stated Maturity of such
     principal  or  interest;   provided   that  the  Trustee  shall  have  been
     irrevocably instructed to apply such money or the proceeds of such Government Securities to the payment of such principal, premium, if any, and interest with respect to the Notes;

          (ii) such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

          (iii) immediately after giving effect to such deposit on a pro forma basis, no Default or Event of Default shall have occurred and be continuing on the date of such deposit; and no Default or Event of Default shall occur during the period ending on the 123rd day after such date of deposit;

          (iv) the Company has delivered to the Trustee an Opinion of Counsel to the effect that (A) (x) the creation of the defeasance trust does not violate the Investment Company Act of 1940 and (y) after the passage of 123 days following the deposit, the trust funds will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law in a case commenced by or against the Company under either such statute, (B) the Holders will not recognize income, gain or loss for United States federal income tax purposes as a result of such deposit and the defeasance of the obligations referred to in the first paragraph of this Section 8.03 and will be subject to United States federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred and (C) the Holders will not recognize income, gain or loss for Mexican federal income tax (including withholding tax) purposes as a result of such deposit and the defeasance of the obligations referred to in the first paragraph of this Section 8.03 and will be subject to Mexican federal income tax (including withholding tax) on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

          (v) if the Notes are then listed on a national securities exchange, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that such deposit defeasance and discharge will not cause the Notes to be delisted; and

          (vi) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance contemplated by this Section 8.03 have been complied with.

     SECTION 8.04  Application  of Trust  Money.  Subject to Section  8.06,  the
Trustee or Paying Agent shall hold in trust money or Government Securities deposited with it pursuant to Section 8.01, 8.02 or 8.03, as the case may be and shall apply the deposited money and the money from Government Securities in accordance with the Notes and this Indenture to the payment of principal of, premium, if any, and interest on the Notes; but such money need not be segregated from other funds except to the extent required by law.

     SECTION 8.05 Repayment to Company. Subject to Sections 7.07, 8.01, 8.02 and 8.03, the Trustee and the Paying Agent shall promptly pay to the Company upon request set forth in an Officers' Certificate any excess money held by them at any time and thereupon shall be relieved from all liability with respect to such money. The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal, premium, if any, or interest that remains unclaimed for two years; provided that the Trustee or such Paying Agent before being required to make any payment may cause to be published at the expense of the Company once in a newspaper of general circulation in the City of New York or mail to each Holder entitled to such money at such Holder's address (as set forth in the Note Register) notice that such money remains unclaimed and that after a date specified therein (which shall be at least 30 days from the date of such publication or mailing) any unclaimed balance of such money then remaining, unless otherwise required by mandatory escheat, or abandoned or unclaimed property law, will be repaid to the Company. After payment to the Company, Holders entitled to such money must look to the Company for payment as general creditors unless an applicable law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

     SECTION 8.06 Reinstatement. If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 8.03, as the case may be, by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.03, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money or Government Securities in accordance with Section 8.03, as the case may be; provided that, if the Company has made any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

                                  ARTICLE NINE
                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

     SECTION 9.01 Without Consent of Holders. The Company, when authorized by resolutions of its Board of Directors, and the Trustee may amend or supplement this Indenture or the Notes without notice to or the consent of any Holder:

          (1) to cure any ambiguity, defect or inconsistency in this Indenture; provided that such amendments or supplements shall not adversely affect the interests of the Holders in any material respect;

          (2) to comply with Article Five;

          (3) to comply with any requirements of the Commission in connection with the qualification of this Indenture under the TIA;

          (4) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee or any additional Paying Agent;

          (5) to make any change to comply with any requirements in connection with the listing of the Notes on the Luxembourg Stock Exchange that does not materially and adversely affect the rights of any Holder; or

          (6) to  provide  for the  issuance  of Add On  Notes as  permitted  by
     Section 3.05, which will have terms substantially identical to the other outstanding Notes except as specified in Section 3.05, and which will be treated, together with any other outstanding Notes, as a single issue of securities.

     SECTION 9.02 With Consent of Holders. Subject to Sections 6.04 and 6.07 and without prior notice to the Holders, the Company, when authorized by its Board of Directors (as evidenced by a Board Resolution), and the Trustee may amend this Indenture and the Notes with the written consent of the Holders of a majority in principal amount of the Notes then outstanding, and the Holders of a majority in principal amount of the Notes then outstanding by written notice to the Trustee may waive future compliance by the Company with any provision of this Indenture and the Notes.

     Notwithstanding the provisions of this Section 9.02, without the consent of each Holder affected, an amendment or waiver, including a waiver pursuant to
Section 6.04, may not:

          (i) change the Stated Maturity of the principal of, or any installment of interest on, any Note, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or adversely affect any right of repayment at the option of any Holder of any Note, or change any place of payment where, or the currency in which, any Note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date);

          (ii) reduce the percentage in principal amount of outstanding Notes the consent of whose Holders is required for any such supplemental indenture, for any waiver of compliance with certain provisions of this Indenture or certain Defaults and their consequences provided for in this Indenture;

          (iii) waive a Default in the payment of principal of, premium, if any, or interest on, any Note;

          (iv) modify Section 4.20 in a manner adverse to the Holders; or

          (v) modify any of the provisions of this Section 9.02, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Note affected thereby.

     It shall not be necessary for the consent of the Holders under this Section
9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

     After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. The Company will mail supplemental indentures to Holders upon request. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

     SECTION 9.03 Revocation and Effect of Consent. Until an amendment or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the Note of the consenting Holder, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to its Note or portion of its Note. Such revocation shall be effective only if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver shall become effective on receipt by the Trustee of written consents from the Holders of the requisite percentage in principal amount of the outstanding Notes.

     The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then, notwithstanding the last two sentences of the immediately preceding paragraph, those persons who were Holders at such record date (or their duly designated proxies) and only those persons shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

     After an amendment, supplement or waiver becomes effective, it shall bind every Holder unless it is of the type described in any of clauses (i) through
(iv) of Section 9.02. In case of an amendment or waiver of the type described in clauses (i) through (iv) of Section 9.02, the amendment or waiver shall bind each Holder who has consented to it and every subsequent Holder of a Note that evidences the same indebtedness as the Note of the consenting Holder.

     SECTION 9.04 Notation on or Exchange of Notes. If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note about the changed terms and return it to the Holder and the Trustee may place an appropriate notation on any Note thereafter authenticated. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

     SECTION 9.05 Trustee to Sign Amendments, Etc. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture. Subject to the preceding sentence, the Trustee shall sign such amendment, supplement or waiver if the same does not adversely affect the rights of the Trustee. The Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver that affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

     SECTION  9.06  Conformity  with Trust  Indenture  Act.  Every  supplemental
indenture   executed  pursuant  to  this  Article  Nine  shall  conform  to  the requirements of the TIA as then in effect.


                                  ARTICLE TEN
                             [INTENTIONALLY OMITTED]


                                 ARTICLE ELEVEN
                             [INTENTIONALLY OMITTED]


                                 ARTICLE TWELVE
                             [INTENTIONALLY OMITTED]


                                ARTICLE THIRTEEN
                                  MISCELLANEOUS

     SECTION 13.01 Trust Indenture Act of 1939. Prior to the effectiveness of the Registration Statement, this Indenture shall incorporate and be governed by the provisions of the TIA that are required to be part of and to govern indentures qualified under the TIA. After the effectiveness of the Registration Statement, this Indenture shall be subject to the provisions of the TIA that are required to be a part of this Indenture and shall, to the extent applicable, be governed by such provisions.

     SECTION 13.02 Notices. Any notice or communication shall be sufficiently given if in writing and delivered in person or mailed by first class mail, postage prepaid. addressed as follows:

       if to the Company:
       -----------------

       Kansas City Southern de Mexico, S.A. de C.V.
       c/o Kansas City Southern

       Overnight Courier Address:             U.S. Mail Address:

       427 West 12th Street                   P.O. Box 219335
       Kansas City, MO 64105                  Kansas City, MO 64121-9335
       Attention:  Chief Financial Officer    Attention: Chief Financial Officer


       if to the Trustee:
       -----------------

       U.S. Bank National Association
       Corporate Trust Services
       225 Asylum Street, 23rd Floor
       Hartford, CT 06103-1919
       Attention:  Michael M. Hopkins

     The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

     All notices or communications to a Holder shall be deemed to have been given (i) upon the mailing by first class mail, postage prepaid, of such notices to Noteholders at their registered addresses as recorded in the Note Register and (ii) for so long as the Notes are listed on the Luxembourg Stock Exchange and its rules so require, upon publication in a daily newspaper (which is a newspaper that is published on each day, other than a Saturday, Sunday or holiday in Luxembourg, or, if applicable, in Western Europe) of general circulation in Luxembourg (the Company expects it to be the Luxemburger Wort), in each case, not later than the latest date, and not earlier than the earliest date, prescribed in the Notes for the giving of such notice. Copies of any such communication or notice to a Holder shall also be mailed to the Trustee and each Agent at the same time. If the publication in subsection (ii) is not practical, the Company will make the publication elsewhere in Western Europe. Notices published as described in this paragraph shall be deemed to have been received by the Holder in the date the Company first publishes such notice.

     Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. Except for a notice to the Trustee, which is deemed given only when received, and except as otherwise provided in this Indenture, if a notice or communication is mailed in the manner provided in this Section 13.02, it is duly given, whether or not the addressee receives it.

     Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

     In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder. All communication delivered to the Trustee shall be deemed effective when actually received by the Trustee.

     Neither the failure to give any notice to a particular Holder, nor any defect in any notice given to any particular Holder, shall affect the sufficiency of any notice given to another Holder.

     SECTION 13.03 Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee, if the Trustee so requests:

          (i) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (ii) an Opinion of Counsel stating that, in the opinion of such Counsel, all such conditions precedent have been complied with.

     SECTION  13.04  Statements   Required  in  Certificate  or  Opinion.   Each
certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

          (i) a statement that each person signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

          (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in such certificate or opinion is based;

          (iii) a statement that, in the opinion of each such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (iv) a statement as to whether or not, in the opinion of each such person, such condition or covenant has been complied with; provided, however, that, with respect to matters of fact, an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

     SECTION 13.05 Meetings of Noteholders. A meeting of the Noteholders to consider matters affecting their interests may be called by the Trustee or the holders of at least 10% in aggregate principal amount of the outstanding Notes.

     SECTION 13.06 Rules by Trustee, Paying Agent or Registrar. The Trustee may make reasonable rules for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules for its functions.

     SECTION 13.07 Payment Date Other Than a Business Day. If an Interest Payment Date, Redemption Date, Change of Control Payment Date, Excess Proceeds Payment Date, Stated Maturity or date of maturity of any Note shall not be a Business Day, then payment of principal of, premium, if any, or interest on such Note, as the case may be, need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Change of Control Payment Date, Excess Proceeds Payment Date, or Redemption Date, or at the Stated Maturity or date of maturity of such Note; provided that no interest shall accrue for the period from and after such Interest Payment Date, Change of Control Payment Date, Excess Proceeds Payment Date, Redemption Date, Stated Maturity or date of maturity, as the case may be.

     SECTION 13.08 Governing Law; Submission to Jurisdiction; Agent for Service. Each of the parties hereto agrees that the Notes and this Indenture will be governed by the laws of the State of New York. Each of the parties hereto hereby submits to the jurisdiction of the U.S. federal and New York state courts located in the Borough of Manhattan, City and State of New York for purposes of all legal actions and proceedings instituted in connection with the Notes and this Indenture, and waives any objection which it may now have or hereafter have to the laying of venue of any such action or proceeding and any right to which it may be entitled on account of place of residence or domicile. The Company has appointed CT Corporation, 111 Eighth Avenue, New York, NY 10011, as the Company's authorized agent upon which process may be served in any such action.

     SECTION 13.09 Currency Indemnity. U.S. dollars are the sole currency of account and payment for all sums payable by the Company under or in connection with the Notes, including damages. Any amount received or recovered in a currency other than U.S. dollars (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the Company or otherwise) by any Holder in respect of any sum expressed to be due to it from the Company shall only constitute a discharge to the Company to the extent of the dollar amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so). If that dollar amount is less than the dollar amount expressed to be due to the recipient under any Note, the Company shall indemnify the recipient against any loss sustained by it as a result. In any event, the Company shall indemnify the recipient against the cost of making any such purchase. For the purposes of this
Section 13.09, it will be sufficient for the Holder to certify in a satisfactory manner (indicating the sources of information used) that it would have suffered a loss had an actual purchase of U.S. dollars been made with the amount so received in that other currency on the date of receipt or recovery (or, if a purchase of U.S. dollars on such date had not been practicable, on the first date on which it would have been practicable, it being required that the need for a change of date be certified in the manner mentioned above). These indemnities constitute a separate and independent obligation from the Company's other obligations, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by any Holder and shall continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under any Note.

     SECTION 13.10 No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

     SECTION 13.11 No Recourse Against Others. No recourse for the payment of the principal of, premium, if any, or interest on any of the Notes, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company contained in this Indenture, or in any of the Notes, or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, stockholder, officer, director, employee or controlling person of the Company, or of any successor Person thereof, either directly or through the Company or any successor Person, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Notes.

     SECTION 13.12 Successors. All agreements of the Company in this Indenture and the Notes shall bind their successors. All agreements of the Trustee in this Indenture shall bind its successors.

     SECTION 13.13 Duplicate Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

     SECTION 13.14 Separability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     SECTION 13.15 Table of Contents, Headings, Etc. The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms and provisions hereof.

     SECTION 13.16 Waiver of Immunity. To the extent that the Company has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment in aid or otherwise) with respect to itself or any of its property, the Company hereby irrevocably waives and agrees not to plead or claim such immunity in respect of its obligations under this Indenture.

                                   SIGNATURES

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

                                 Kansas City Southern de Mexico, S.A. de C.V.


                                 By:   /s/  Paul J. Weyandt
                                       Name: Paul J. Weyandt
                                       Title: Treasurer



                                 By:   /s/  Rodrigo Flores
                                       Name:  Rodrigo Flores
                                       Title: Attorney-in-Fact



                                 U.S. Bank National
                                 Association, as Trustee and Paying Agent


                                 By:   /s/  Michael M. Hopkins
                                       Name:  Michael M. Hopkins
                                       Title:  Vice President

                                                                       EXHIBIT A



                                 [FACE OF NOTE]

                  Kansas City Southern de Mexico, S.A. de C.V.

                          7 3/8% Senior Notes due 2014





                                                         [CUSIP] [         ]
                                                                 [         ]
                                                          [CINS] [         ]
                                                                  ---------
                                                          [ISIN] [         ]
                                                                  ---------

No. U.S.$
         ------

     Kansas City Southern de Mexico, S.A. de C.V., a corporation (sociedad anonima de capital variable) organized under the laws of Mexico (the "Company," which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to Cede & Co., or its registered assigns,
the principal sum of U.S.$         on June 1, 2014.
                          --------

     Interest Payment Dates: June 1 and December 1, commencing December 1, 2007.

     Regular Record Dates: May 15 and November 15.

     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

Date: May 16, 2007                 Kansas City Southern de Mexico, S.A. de C.V.



                                   By:
                                        ---------------------------------------
                                        Name:
                                        Title:



                                   By:
                                        ---------------------------------------
                                        Name:
                                        Title:

                     Trustee's Certificate of Authentication

     This is one of the 7 3/8% Senior Notes described in the within-mentioned Indenture.


                                    U.S. Bank National Association, as Trustee


                                    By:
                                          ------------------------------------
                                          Name:
                                          Title:

                             [REVERSE SIDE OF NOTE]

                  Kansas City Southern de Mexico, S.A. de C.V.

                               7 3/8% Senior Notes

1.   Principal and Interest.

     The Company will pay the principal of this Note on June 1, 2014.

     The Company promises to pay interest on the principal amount of this Note on each Interest Payment Date, as set forth below, at the rate per annum shown above.

     Interest will be payable semiannually (to the holders of record of the Notes at the close of business on May 15 or November 15 immediately preceding the Interest Payment Date) on each Interest Payment Date, commencing December 1, 2007.

     Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from May 16, 2007; provided that, if there is no existing default in the payment of interest and this Note is authenticated between a Regular Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such Interest Payment Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     The Company shall pay interest on overdue principal and premium, if any, and interest on overdue installments of interest, to the extent lawful, at a rate per annum that is 2% in excess of the rate otherwise payable.

2.   Method of Payment.

     The Company will pay principal as provided above and interest (except defaulted interest) on the principal amount of the Notes as provided above on each June 1 and December 1 to the persons who are Holders (as reflected in the Note Register at the close of business on May 15 and November 15 immediately preceding the Interest Payment Date), in each case, even if the Note is cancelled on registration of transfer or registration of exchange after such record date; provided that, with respect to the payment of principal, the Company will not make payment to the Holder unless this Note is surrendered to a Paying Agent.

     The Company will pay principal, premium, if any, and, as provided above, interest (and Additional Amounts, if any) in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal, premium, if any, and interest by its check payable in such money. It may mail an interest check to a Holder's registered address (as reflected in the Note Register). If a payment date is a date other than a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period.

3.   Paying Agent and Registrar.

     Initially, the Trustee will act as authenticating agent, Paying Agent in New York and Registrar. Dexia Banque Internationale a Luxembourg, societe anonyme will act as Luxembourg Paying Agent. The Company may appoint or change any authenticating agent, Paying Agent or Registrar without notice. The Company, any Subsidiary or any Affiliate of any of them may act as Paying Agent, Registrar or co-Registrar.

4.   Indenture; Limitations.

     The Company issued the Notes under an Indenture dated as of May 16, 2007 (the "Indenture"), between the Company and the U.S. Bank National Association, as trustee (the "Trustee") and as paying agent ("Paying Agent"). Capitalized terms herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control.

     The Notes are general unsecured obligations of the Company. The Indenture limits the aggregate principal amount of the Notes to U.S.$165,000,000 plus any Add On Notes or Exchange Notes that may be issued in exchange for Notes pursuant to the Registration Rights Agreement.

5.   Optional Redemption.

     The Notes will be redeemable, at the Company's option, in whole at any time or in part from time to time, on or after June 1, 2011 and prior to maturity, upon not less than 30 nor more than 60 days' prior notice mailed by first class mail to each Holders' last address as it appears in the Note Register, at the following Redemption Prices (expressed in percentages of principal amount), plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date that is on or prior to the Redemption Date to receive interest due on an Interest Payment
Date), if redeemed during the 12-month period commencing June 1, of the years set forth below:


                          Year             Redemption Price
                          ----             ----------------
                          2011                 103.688%
                          2012                 101.844%
                          2013                 100.000%

     In addition, at any time prior to June 1, 2010, the Company may redeem up to 35% of the principal amount of the Notes with the Net Cash Proceeds of one or more Equity Offerings by the Company, Grupo KCSM or, KCS, to the extent the Net Cash Proceeds thereof are contributed to the Company or used to purchase Capital Stock (other than Disqualified Stock) of the Company from the Company, at a Redemption Price equal to 107.375% of the principal amount thereof, plus accrued and unpaid interest and liquidated damages thereon (as determined by the Company), if any, to the Redemption Date; provided, however, that after giving effect to any such redemption:

          (1) at least 65% of the original aggregate principal amount of the Notes remains outstanding; and

          (2) any such redemption must be made within 60 days of such Equity Offering and must be made in accordance with certain procedures set forth in the Indenture.

     Upon completion of the Exchange Offer, the Company may also redeem any Notes which were not surrendered in the Exchange Offer in an amount up to 2.0% of the original aggregate principal amount of the Notes issued at a redemption price of 100% of their principal amount plus accrued and unpaid interest thereon, if any, to the Redemption Date.


6.   Redemption for Changes in Withholding Taxes.

     The Notes will be subject to redemption, in whole but not in part, at the option of the Company at any time at 100% of their principal amount together with accrued interest and any Additional Amounts thereon, if any, to the Redemption Date, in the event the Company has become or would become obligated to pay, on the next date on which any amount would be payable with respect to the Notes, any Additional Amounts in excess of those attributable to a withholding tax rate of 4.9% as a result of a change in or amendment to the laws (including any regulations or general rules promulgated thereunder) of Mexico (or any political subdivision or taxing authority thereof or therein), or any change in or amendment to any official position regarding the application, administration or interpretation of such laws, regulations or general rules, including a holding of a court of competent jurisdiction, which change or amendment is announced or becomes effective on or after May 16, 2007. The Company shall not, however, have the right to redeem Notes from a Holder pursuant to this Section except to the extent that it is obligated to pay Additional Amounts to such Holder that are greater than the Additional Amounts that would be payable based on a Mexican Withholding Tax rate of 4.9%.


7.   Partial Redemption.

     In the case of any partial redemption, selection of the Notes for redemption will be made by the Trustee in compliance with the requirements, as certified to it by the Company, of the principal national securities exchange, if any, on which such Notes are listed or, if such Notes are not listed on a national securities exchange, by lot or by such other method as such Trustee in its sole discretion shall deem to be fair and appropriate; provided that no Note of U.S.$100,000 in principal amount or less shall be redeemed in part. If any
Note is to be redeemed in part only, the notice of redemption relating to such Note shall state the portion of the principal amount thereof to be redeemed. A
Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note.

8. Notice of Redemption.

     Notice of any redemption pursuant to Section 5 hereof will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at his or her last address as it appears in the Note Register. Notice of any redemption pursuant to Section 6 hereof will be mailed at least six days before the Redemption Date to each Holder of Notes to be redeemed at his or her last address as it appears in the Note Register. Notes in original denominations larger than U.S.$100,000 may be redeemed in part. On and after the Redemption Date, interest ceases to accrue and the principal amount shall remain constant (using the principal amount as of the Redemption
Date) on Notes or portions of Notes called for redemption, unless the Company defaults in the payment of the Redemption Price.


9.   Repurchase upon Change of Control.

     Upon the occurrence of any Change of Control, each Holder shall have the right to require the repurchase of its Notes by the Company in cash pursuant to the offer described in the Indenture at a purchase price equal to 101% of the principal amount thereof on the date of repurchase plus accrued and unpaid interest, if any, to the date of purchase (the "Change of Control Payment").

     A notice of such Change of Control will be mailed within 30 days after any Change of Control occurs to each Holder at his last address as it appears in the Note Register. Notes in original denominations larger than U.S.$100,000 may be sold to the Company in part. On and after the Change of Control Payment Date, interest ceases to accrue on Notes or portions of Notes surrendered for purchase by the Company, unless the Company defaults in the payment of the Change of Control Payment.


10.  Denominations; Transfer; Exchange.

     The Notes are in registered form without coupons in minimum denominations of U.S.$100,000 of principal amount and multiples of U.S.$1,000 in excess thereof. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer or exchange of any Notes selected for redemption. Also, it need not register the transfer or exchange of any Notes for a period of 15 days before a selection of Notes to be redeemed is made.


11.  Persons Deemed Owners.

     A Holder shall be treated as the owner of a Note for all purposes.


12.  Unclaimed Money.

     If money for the payment of principal, premium, if any, or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company at its request. After that, Holders entitled to the money must look to the Company for payment, unless an abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.


13.  Discharge Prior to Redemption or Maturity.

     The Company's obligations pursuant to the Indenture will be discharged, except for obligations pursuant to certain sections thereof, subject to the terms of the Indenture, upon the payment of all the Notes or upon the irrevocable deposit with the Trustee of U.S. Dollars or Government Securities sufficient to pay when due principal of and interest on the Notes to maturity or redemption, as the case may be.


14.  Amendment; Supplement; Waiver.

     Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding, and any existing default or compliance with any provision may be waived with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding. Without notice to or the consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency and make any change that does not materially and adversely affect the rights of any Holder.


15.  Restrictive Covenants.

     The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries, among other things, to incur additional Indebtedness, make Restricted Payments, use the proceeds from Asset Sales, enter into sale-leaseback transactions, engage in transactions with Affiliates or, with respect to the Company, merge, consolidate or transfer substantially all of their assets. Within 90 days after the end of each fiscal year, the Company must report to the Trustee on compliance with such limitations.


16.  Successor Persons.

     When a successor person or other entity assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor person will be released from those obligations.


17.  Defaults and Remedies.

     The following  events  constitute  "Events of Default" under the Indenture:
(a) default in the payment of principal of (or premium, if any, on) any Note when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise; (b) default in the payment of interest on any Note when the same becomes due and payable, and such default continues for a period of 30 days; (c) the Company defaults in the performance of or breaches the provisions of Article Five of the Indenture or fails to make or consummate an Offer to Purchase in accordance with Section 4.11 or Section 4.12 of the Indenture; (d) the Company defaults in the performance of or breaches any other covenant or agreement of the Company in the Indenture or under this Note (other than a default specified in clause (a), (b) or (c) above), and such default or breach continues for a period of 60 consecutive days after written notice by the Trustee or the Holders of 25% or more in aggregate principal amount of the Notes; (e) there occurs with respect to any issue or issues of Indebtedness of the Company or any of its Significant Subsidiaries having an outstanding principal amount of U.S.$20 million or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created, (I) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration and/or (II) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default; (f) [intentionally omitted]; (g) any final judgment or order (not covered by insurance) for the payment of money in excess of U.S.$10 million in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not so covered) shall be rendered against the Company or any of its Significant Subsidiaries and shall not be paid or discharged, and there shall be any period of 30 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed U.S.$10 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; (h) a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of the Company or any of its Significant Subsidiaries in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (B) appointment of a receiver, liquidator, assignee, sindico, custodian, trustee, sequestrator or similar official of the Company or any of its Significant Subsidiaries or for all or substantially all of the property and assets of the Company or any of its Significant Subsidiaries or (C) the winding up or liquidation of the affairs of the Company or any of its Significant Subsidiaries and, in each case, such decree or order shall remain unstayed and in effect for a period of 30 consecutive days; (i) the Company or any of its Significant Subsidiaries (A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any of its Significant Subsidiaries or for all or substantially all of the property and assets of the Company or any of its Significant Subsidiaries or (C) effects any general assignment for the benefit of creditors; or (j) (A) the Concession Title shall cease to grant to the Company the rights (including exclusive rights) originally provided therein and such cessation has had a material adverse effect on its Restricted Subsidiaries taken as a whole; (B) (x) the Concession Title shall for any reason be terminated and not reinstated within 30 days or (y) rights provided therein which were originally exclusive to the Company shall become nonexclusive and the cessation of such exclusivity has had a material adverse effect on the Company and its Restricted Subsidiaries, taken as a whole; or (C) the operations of the Northeast Rail Lines shall be commandeered or repossessed (a requisa) for a period of 90 days or more. If an Event of Default (other than an Event of Default specified in clause (h), (i) or (j)(B)(x) above that occurs with respect to the Company) occurs and is continuing under the Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, by written notice to the Company (and to the Trustee if such notice is given by the Holders), may, and the Trustee at the request of such

Holders shall, declare the principal of, premium, if any, and accrued interest on the Notes to be immediately due and payable.

     If an Event of Default specified in clause (h)(i) or (j)(B)(x) above occurs with respect to the Company and is continuing, the Notes automatically become due and payable. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of at least a majority in principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power.


18.  Additional Amounts.

     Any payments by the Company under or with respect to the Notes may require the payment of Additional Amounts as may become payable under Section 4.20 of the Indenture.


19.  Trustee Dealings with Company.

     The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or its Affiliates and may otherwise deal with the Company or its Affiliates as if it were not the Trustee.


20.  No Recourse Against Others.

     No incorporator or any past, present or future partner, shareholder, other equity holder, officer, director, employee or controlling person as such, of the Company or of any successor Person shall have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.


21.  Authentication.

     This Note shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on the other side of this Note.


22.  Abbreviations.

     Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors Act).

     The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to Kansas City Southern de Mexico, S.A. de C.V., Montes Urales No. 625, Col. Lomas de Chapultepec, Delegacion Miguel Hidalgo, 11000, Mexico D.F., Attention: Chief Financial Officer.

                            [FORM OF TRANSFER NOTICE]

     FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

-------------------------------------------------------------------------

Please print or typewrite name and address including zip code of assignee

-------------------------------------------------------------------------
the within Note and all rights thereunder, hereby irrevocably constituting and
appointing                                   attorney to transfer said Note on
           --------------------------------
the books of the Company with full power of substitution in the premises.

                     [THE FOLLOWING PROVISION TO BE INCLUDED
                     ON ALL NOTES OTHER THAN EXCHANGE NOTES,
                            OFFSHORE GLOBAL NOTES AND
                            OFFSHORE PHYSICAL NOTES]

     In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date of an effective registration statement or
(ii) the end of the period referred to in Rule 144(k) under the Securities Act, the undersigned confirms that without utilizing any general solicitation or general advertising:

                                   [Check One]

[ ] (a) this Note is being transferred in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder.

                                       or

[ ] (b) this Note is being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

          If none of the foregoing boxes is checked, the Trustee or other Registrar shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.08 of the Indenture shall have been satisfied.

Date:
     -----------------           ----------------------------------------------
                                 NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.

     The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:
     -----------------           -----------------------------------------------
                                 NOTICE:  To be executed by an executive officer

                       OPTION OF HOLDER TO ELECT PURCHASE

     If you wish to have this Note purchased by the Company  pursuant to Section
4.11 or Section 4.12 of the Indenture, check the Box:

     If you wish to have a portion of this Note purchased by the Company pursuant to Section 4.11 or Section 4.12 of the Indenture, state the amount:
U.S.$
     --------------------

Date:

Your Signature:
               ---------------------------------------------------------------
              (Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:
                      ----------------------------

                                                                       EXHIBIT B



                               Form of Certificate

                                                          ----------------, ----

U.S. Bank National Association
Corporate Trust Services
225 Asylum Street, 23rd Floor
Hartford, CT 06103-1919
Attention:  Michael M. Hopkins

          Re:  Kansas City Southern de Mexico, S.A. de C.V. (the "Company")
                               7 3/8% Senior Notes due 2014
                                      (the "Notes")
                           -------------------------------------

Ladies and Gentlemen:

     This  letter  relates  to  U.S.   $            principal  amount  of  Notes
                                        ---------
represented by a Note (the "Legended Note") which bears a legend outlining restrictions upon transfer of such Legended Note. Pursuant to Section 2.02 of the Indenture dated as of May 16, 2007 (the "Indenture") relating to the Notes, we hereby certify that we are (or we will hold such securities on behalf of) a person outside the United States to whom the Notes could be transferred in accordance with Rule 904 of Regulation S promulgated under the U.S. Securities Act of 1933. Accordingly, you are hereby requested to exchange the legended certificate for an unlegended certificate representing an identical principal amount of Notes, all in the manner provided for in the Indenture.

     You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                       Very truly yours,

                                       [Name of Holder]

                                       By:
                                           -----------------------------------
                                           Authorized Signature

                                                                       EXHIBIT C

                       Form of Certificate to Be Delivered
                          in Connection with Transfers
                            Pursuant to Regulation S

                                                          ----------------, ----

U.S. Bank National Association
Corporate Trust Services
225 Asylum Street, 23rd Floor
Hartford, CT 06103-1919
Attention:  Michael M. Hopkins

          Re:  Kansas City Southern de Mexico, S.A. de C.V. (the "Company")
                               7 3/8% Senior Notes due 2014
                                      (the "Notes")
                           -------------------------------------

Ladies and Gentlemen:

     In  connection  with  our  proposed  sale  of  U.S.$              aggregate
                                                          ------------
principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended, and, accordingly, we represent that:

          (1) if the offer of the Notes was made prior to the expiration of the Distribution compliance period, the offer of the Notes was not made to a U.S. person or for the account or benefit of a U.S. person;

          (2) the offer of the Notes was not made to a person in the United States;

          (3) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States;

          (4) no directed selling efforts have been made by us in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

          (5) the transaction is not part of a plan or scheme to evade the registration requirements of the U.S. Securities Act of 1933.

     You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested parry in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                                  Very truly yours,

                                                  [Name of Transferor]

                                                  By:
                                                      ---------------------
                                                       Authorized Signature

                                                                       EXHIBIT D

                            Form of Certificate to Be
                          Delivered in Connection with
                    Transfers to Non-QIB Accredited Investors
       (Other Than Outside the United States in Reliance on Regulation S)
       ------------------------------------------------------------------

                                                            -------------, -----

U.S. Bank National Association
Corporate Trust Services
225 Asylum Street, 23rd Floor
Hartford, CT 06103-1919
Attention:  Michael M. Hopkins


          Re:  Kansas City Southern de Mexico, S.A. de C.V. (the "Company")
                               7 3/8% Senior Notes due 2014
                                      (the "Notes")
                           -------------------------------------

Dear Sirs:

     In  connection  with our  proposed  purchase  of  U.S.$           aggregate
principal amount of the Notes, we confirm that:             ----------

          1. We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Indenture dated as of May 16, 2007 relating to the Notes (the "Indenture") and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

          2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Notes, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the exemption from registration provided by Rule 144 under the Securities Act, or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein.

          3. We understand that, on any proposed resale of any Notes, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

          4. We are purchasing notes having a minimum purchase price of not less than U.S.$250,000 for our own account or for any separate account for which we are acting.

          5. We are an "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act or an entity in which all of the equity owners are accredited investors within the meaning of Rule 501(a)(1), (2) or (3) under the Securities Act (an "institutional accredited investor") able to bear the economic risk of an investment in the notes.

          6. Any purchase of notes by us will be for our own account or for the account of one or more other institutional accredited investors for each of which we exercise sole investment discretion (and have authority to make, and do make, the statements contained in this letter) or as fiduciary for the account of one or more trusts, each of which is an "accredited investor" within the meaning of Rule 501(a)(7) under the Securities Act and for each of which we exercise sole investment discretion; or we are a "bank" within the meaning of Section 3(a)(2) of the Securities Act, or a "savings and loan association" or other institution described in Section 3(a)(5)(A) of the Securities Act, that is acquiring the notes as fiduciary for the account of one or more institutions for which we exercise sole investment discretion.

          7. We have such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of purchasing the notes.

     You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                               Very truly yours,

                                               [Name of Transferee]


                                               By:
                                                    ------------------------
                                                    Authorized Signature


                                      D-2